Exhibit 2.3
                         RECEIVER'S ASSIGNMENT OF LEASE

      This Indenture made as of the 16th day of September, 1998;

BETWEEN:

      GRANT THORNTON LIMITED, as receiver and manager of the property and assets of MENTOR NETWORKS INC., (the "Grantor")

                                    OF THE FIRST PART

            - and -

      ITC CANADA LIMITED, a body corporate, having its registered office in the City of Halifax, County of Halifax, Province of Nova Scotia, (the "Grantee)

                                    OF THE SECOND PART

      RECITALS:

A. Mentor Networks Inc. granted certain security to the Nova Scotia Business Development Corporation, a Crown Corporation of the Province of Nova Scotia ("NSBDC") comprising, inter alia, the following:

      a. A Debenture in the original principal amount of $2,500,000 dated April 29, 1997 and registered under the CORPORATIONS SECURITY REGISTRATION ACT on May 1, 1997 as number 30928A and also filed under the PERSONAL PROPERTY REGISTRY on December 23, 1997 as number 155622;

      b. A Mortgage by way of sublease of the Mentor's business premises located in the Purdy's Wharf Tower;

      (collectively, the "Security")

B. Default having occurred under the Security, Grant Thornton Limited was appointed Receiver of the property, assets and undertaking of Mentor Networks Inc. by NSBDC on July 20, 1998 by written appointment;

C. In response to an open tendering process, the Grantee offered to purchase the Receiver's right, title and interests in the assets of the Grantor on August 19, 1998 which offer was accepted August 21, 1998, pursuant to which the Grantor agreed to assign to the Grantee and the Grantee agreed to purchase from the Grantor, inter alia, the interest of the Grantor in the Lease dated 1997 between Mentor Networks Inc. and Purdy's Wharf Developments Limited for approximately 19,000 square feet of 1959 Upper Water Street, Halifax, Nova Scotia, more accurately referred to as the 6th floor thereof defined in the Lease.

      WITNESSETH THAT:

(1) In consideration of the sum of One Dollar ($1.00) of lawful money of Canada now paid by the Grantee to the Grantor and other good and valuable consideration, the receipt whereof is hereby acknowledged, the Grantor has assigned to the Grantee all its interest in and to a Lease dated 1997 between Mentor Networks Inc. and Purdy's Wharf Development Limited for approximately 19,000 square feet of 1959 Upper Water Street, Halifax, Nova Scotia, more accurately referred to as the 6th floor thereof defined in the Lease.

(2) TO HAVE AND TO HOLD the Lease unto and to the use of the Grantee, and the Grantee's successors and assigns, FOREVER.






      IN WITNESS WHEREOF the Grantor has caused this indenture to be properly executed as of the day, month and year herein above first written.


      SIGNED, SEALED AND DELIVERED        )
      in the presence of:                 )     GRANT THORNTON LIMITED,
                                          )     as receiver and manager of the
                                          )     property and assets of MENTOR
                                          )     NETWORKS INC.
                                          )
                                          )     By:  /s/  Ross Landers
                                          )         ---------------------------
            /s/  Robert G. MacKeigan      )
          ------------------------------  )
                                          )     NOVA SCOTIA BUSINESS
                                          )     DEVELOPMENT CORPORATION,
                                          )     as attorney of Mentor
                                                Networks Inc., beneficial
                                          )     holder of the last day of
                                          )     the Lease.
                                          )
                                          )     By:  /s/  Andrew H. Hare
            /s/                           )        ---------------------------
          ------------------------------  )
                                          )
                                                    /s/
                                                   ---------------------------

      DATED:      SEPTEMBER                                               1998
--------------------------------------------------------------------------------

      BETWEEN:

            GRANT THORNTON LIMITED, as receiver and manager of the property and assets of Mentor Networks Inc.,

                                                GRANTOR


                                     - and -


            ITC CANADA LIMITED, a body corporate, having its registered office in the City of Halifax, County of Halifax, Province of Nova Scotia,

                                                GRANTEE


------------------------------------------------------------------------------


                         RECEIVER'S ASSIGNMENT OF LEASE
                                    PARCEL 4

------------------------------------------------------------------------------


                                  C. Holm, Q.C.
                                 HUESTIS o HOLM
                            Barristers and Solicitors
                    708 - 1809 Barrington Street - CIBC Building
                         Halifax - Nova Scotia - Canada
                                     B3J 3K8

                                   File #32796

                          Cox Hanson O'Reilly Matheson
                          1100 Purdy's Wharf Tower One
                             1959 Upper Water Street
                          Halifax, Nova Scotia, Canada

                                 Correspondence
                           PO Box 2380 Stn Central RPO
                               Halifax NS B3J 3E5

                                                      Robert G.MacKeigan, Q.C.
                                                      Barrister and Solicitor
                                                      Phone  (902) 421-6262
                                                      Fax      (902) 421-3130
                                                      Direct  (902) 491-4121
                                                      E-Mail robbie@coxhanson.ca

                               September 17, 1998

Purdy's Wharf Development Limited
Suite 305, Xerox Building
1949 Upper Water Street
Halifax, NS  B3J3N3

Dear Sirs:

      Re:   Mentor Networks Inc.
            - Assignment of Lease by Receiver to ITC Canada Limited

      As you are aware, we have been acting as solicitors to Nova Scotia Business Development Corporation and to Grant Thornton Limited, receiver of the property and assets of Mentor Networks Inc. and of High Performance Group (Canada) Inc.

      I refer to the terms of the lease entered into by you with Mentor Networks Inc., a copy of which attached, and the terms of the Indenture agreement between Purdy's Wharf Development Limited, Nova Scotia Business Development Corporation, and Mentor Networks Inc. and High Performance Group (Canada) Inc. dated April 29, 1997, a copy of which is attached.

      Grant Thornton Limited as receiver appointed by Nova Scotia Business Development Corporation has agreed to assign the lease to ITC Canada Limited and you have indicated that the landlord is prepared to consent to this assignment, provided the assignee, ITC Canada Limited, agrees to be bound by all covenants, terms and conditions of the attached lease.

      It would be appreciated if you would confirm your consent by signing a copy of this letter and returning it to me. I will treat your signing of the letter as confirmation of the approval and also confirmation of your advice that there is no default under the lease and that there is no outstanding rental, save for the amount of $36,700.41 payable on September 18, 1998 in accordance with your invoice number 980920, dated August 28, 1998, and outstanding invoices #98065 dated July 6, 1998 for lights and #9806EX dated July 13, 1998 for excess electricity.

      Thank you for your co-operation on this matter.

                                          Yours very truly,

                                          /s/  Robert G.MacKeigan

                                          Robert G. MacKeigan

RGM/cb

Agreed September 17, 1998:

Purdy's Wharf Development Limited

Per:  /s/  John W. Lindsay, Jr.
      -----------------------------

                                    NET LEASE

                                    (TOWER 1)

                                     BETWEEN





                        PURDY'S WHARF DEVELOPMENT LIMITED





                                                as Landlord





                        AND







                              MENTOR NETWORKS INC.



                                                as Tenant









      Dated:      ___________________, 1997

      02/97

                                TABLE OF CONTENTS

                                                                          PAGE


ARTICLE 1- INTENT OF LEASE...................................................1
  1.1 General Provisions.....................................................1

ARTICLE 2- DEFINITIONS.......................................................1
  2.1........................................................................1
      (1) "lease"............................................................1
      (2) "Phase I"..........................................................1
      (3) "Phase II".........................................................1
      (4) "Future Phases"....................................................1
      (5) "Land".............................................................1
      (6) "Building".........................................................1
      (7) "Common Areas".....................................................2
      (8) "Premises".........................................................2
      (9) "Operating Year"...................................................2
      (10) "Proportion"......................................................2

ARTICLE 3- DEMISE AND POSSESSION.............................................2
  3.1 Demise.................................................................2
  3.2 Delivery of Premises...................................................3
  3.3 Notice of Defects......................................................3
  3.4 Substitution of Premises...............................................3

ARTICLE 4- TERM OF LEASE.....................................................3
  4.1 General Provisions.....................................................3
  4.2 Renewal Option.........................................................4

ARTICLE 5- MONIES PAYABLE BY TENANT..........................................4
  5.1 Rent...................................................................4
  5.2 Business Taxes & Taxes on Improvements or Rent.........................5
    5.2.1 Taxes Payable on Business and Improvements.........................5
    5.2.2 Tenant to Reimburse Landlord.......................................5
    5.2.3 Taxes Payable on Rent..............................................5
  5.3 Real Estate Taxes......................................................5
    5.3.2 Real Estate Taxes Payable..........................................6
    5.3.3 Expenses for Contestation..........................................7
    5.3.4 No Reduction in Rent...............................................7
  5.4 Operating Expenses.....................................................7
    5.4.1 Definitions........................................................7
    5.4.2 Operating Expenses Payable.........................................9
    5.4.3 Operating Expense Estimate.........................................9
    5.4.4 Operating Expense Statement.......................................10

    5.4.5 Payment for Final Period of Lease.................................10
  5.5 Payment of Monies.....................................................10
    5.5.1 When and Where to Send Monies.....................................10
    5.5.2 For a Fraction of a Month.........................................10
    5.5.3 Adjustments Between Estimated and Actual Amounts Payable..........10
    5.5.4 Interest on Overdue Amounts.......................................10
    5.5.5 No Offsets Against Rent...........................................11
    5.5.6 On Termination of Lease...........................................11
  5.6 Utilities.............................................................11
    5.6.1 General Provisions................................................11

ARTICLE 6 - USE OF PREMISES.................................................11
  6.1   General Use.........................................................11
  6.2 Restrictions..........................................................11

ARTICLE 7 - UTILITIES AND SERVICES..........................................12
  7.1 General Provisions....................................................12
    7.1.1 Cleaning..........................................................12
    7.1.2 Elevators.........................................................12
    7.1.3 Electric Energy...................................................12
    7.1.4 Drinking Water, Towels and Toiletries.............................13
    7.1.5 Heating or Air-Conditioning.......................................13
  7.2 Services for Special Equipment........................................14
  7.3 Discontinuance of Services............................................14

ARTICLE 8 - ALTERATIONS. REPAIRS, CHANGES, ADDITIONS, IMPROVEMENTS..........15
  8.1 General Provisions....................................................15
    8.1.1 Consent of Landlord...............................................15
    8.1.2 Building Standard Air Quality Control.............................15
    8.1.3 Landlord's Prior Consent..........................................15
    8.1.4 Tenant's Contractor...............................................15
    8.1.5 Tenant Responsible for Cost of Improvements.......................16
    8.1.6 Tenant Responsible for Construction of Improvements...............16
    8.1.7 Additional Improvements...........................................16
    8.1.8 Removal of Improvements...........................................16
  8.2 No Allowance for Inconvenience........................................16
  8.3 Connections to Electrical System......................................16
  8.4 Landlord's Right to Perform...........................................16
  8.5 Installation of Necessary Equipment...................................17

ARTICLE 9 - TENANT CARE AND RESPONSIBILITY..................................17
  9.1 General Provisions....................................................17
  9.2 Proceeds of Insurance.................................................18
  9.3 Tenant's Responsibility...............................................18
  9.4 Fire, Police and Health Departments' Regulations......................18
  9.5 Fire Protection Equipment.............................................19

  9.6 Exhibitions, Signs or Advertisements Inside or Outside the Premises...19
  9.7 Supervision Fee for Tenant Repairs....................................19
  9.8 Privileges and Liens..................................................19

ARTICLE 10 - DESERTION AND SURRENDER........................................20
  10.1 General Provisions...................................................20

ARTICLE 11 - ASSIGNMENT AND SUBLETTING......................................20
  11.1 General Provisions...................................................20
  11.2 Advertising the Premises for Subletting..............................20
  11.3 Conditions Precedent to Any Assignment or Subletting.................21
  11.4 Delays in Accepting Assignee or Subtenant............................21
  11.5 Transfer to Assignee or Subtenant....................................21
  11.6 New Lease with Assignee..............................................21
  11.7 Assignment to Related or Associated Companies........................21

ARTICLE 12 - FIRE AND DESTRUCTION OF PREMISES...............................22
  12.1
      (1) Premises Wholly Unfit for Occupancy and Not Repairable Within 180
      Days..................................................................22
      (2) Premises Wholly Unfit for Occupancy and Repairable within 180 days22
      (3) Premises Partially Damaged and Repairable within 180 Days.........22
  12.2 Building Partially Destroyed or Damaged Affecting more than 20% of
  Rentable Area.............................................................22
  12.3 Insurance Proceeds...................................................23
  12.4 Repair of Alterations, Improvements or Tenant's Property.............23
  12.5 Where Tenant is at Fault.............................................23

ARTICLE 13 - NO RESPONSIBILITY OF LANDLORD..................................23
  13.1 General Provisions...................................................23
  13.2 Delay in Completion of Premises......................................24
  13.3 Tenant Indemnification...............................................24
  13.4 Special Permits......................................................24

ARTICLE 14 - RIGHT OF ENTRY.................................................25
  14.1 General Provisions...................................................25

  14.2 Alteration of Locks..................................................25

ARTICLE 15 - COMPLIANCE WITH LAW............................................25
  15.1 General Provisions...................................................25

ARTICLE 16 - INSURANCE REQUIREMENTS.........................................25
  16.1 General Provisions...................................................25
  16.2 Comprehensive General Liability and All Risk Insurance...............26
  16.3 Failure of Tenant to Obtain Insurance................................26
  16.4 Landlord Covenants to Insure.........................................26

ARTICLE 17 - MORTGAGES AND SUBORDINATION....................................26
  17.1 General Provisions...................................................26
  17.2 Landlord's Default under any Underlying Lease; Mortgage, Hypothec or
  Deed......................................................................27
  17.3 Request from Landlord to Tenant for Written Statement................27
  17.4 Certificate from Tenant..............................................27
  17.5 Assignment by Landlord...............................................28

ARTICLE 18 - EXPROPRIATION..................................................28
  18.1 General Provisions...................................................28

ARTICLE 19 - WAIVER.........................................................28
  19.1 General Provisions...................................................28

ARTICLE 20 - NOTICE AND DEMANDS.............................................29
  20.1 By Landlord to Tenant................................................29
  20.2 Tenant's Domicile....................................................29
  20.3 By Tenant to Landlord................................................29
  20.4 Prior to Commencement Date...........................................29

ARTICLE 21 - LANDLORD AND TENANT............................................29
  21.1 Definition of Landlord...............................................29
  21.2 Tenant Partnership...................................................30
  21.3 Relationship Between Landlord and Tenant.............................30

ARTICLE 22 - BROKERAGE COMMISSION...........................................30
  22.1 General Provisions...................................................30

ARTICLE 23 - SECURITY.......................................................30
  23.1 To Secure Payment of Rent............................................30

ARTICLE 24 - EXPIRATION OF THE TERM OF THE LEASE............................30
  24.1 Tenant's Notice to Landlord..........................................30
  24.2 Tenant's Credit Rating...............................................31

ARTICLE 25 - FORCE MAJEURE..................................................31
  25.1 General Provisions...................................................31

ARTICLE 26 - GOVERNING LAW..................................................31
  26.1 General Provisions...................................................31

ARTICLE 27 - PRIOR AGREEMENTS...............................................31
  27.1 General Provisions...................................................31
  27.2 Amendments of Lease..................................................32

ARTICLE 28 - RULES AND REGULATIONS..........................................32
  28.1 Acts to Injure Premises or Persons...................................32
  28.2 Preservation of Good Order and Cleanliness...........................32
  28.3 Animals..............................................................32
  28.4 Canvassing...........................................................32
  28.5 Sidewalks, Entries, Passages, Elevators, etc.........................32
  28.6 Advertising..........................................................33
  28.7 Signs or Advertisements on the Building..............................33
  28.8 Selling Articles or Carrying on Business other than that specifically
  Provided for in lease.....................................................33
  28.9 Workmen for Repairs..................................................33
  28.10 Care of Premises....................................................33
  28.11 Window Shades.......................................................33
  28.12 Washrooms...........................................................33
  28.13 Apparatus Requiring Permit..........................................34
  28.14 Entering Building After Normal Office Hours.........................34
  28.15 Safes and Heavy Equipment...........................................34
  28.16 Rules and Regulations for Security of Building......................34
  28.17 Further Rules and Regulations.......................................34
  28.18 Access to Loading Area..............................................35
  28.19 Keys................................................................35
  28.20 Graphics............................................................35
  28.21 Environmental.......................................................35

ARTICLE 29 - DEFAULT BY TENANT..............................................36
  29.1 Events of Default....................................................36
  29.2 Continuance of any Event of Default..................................36
  29.3 Payment of Monies in Event of Default................................37
  29.4 The exercise of any Right of Landlord................................37
  29.5 No waiver by Landlord................................................37
  29.6 Landlord's Right to enter Premises...................................37
  29.7 No Limitation on Right to Distrain...................................38

ARTICLE 30 - MISCELLANEOUS..................................................38
  30.1 Captions.............................................................38
  30.2 No Registration......................................................38
  30.3 Tenant's Acceptance of lease.........................................38
  30.4 Successors and Assigns...............................................38
  30.5 Early Occupancy......................................................39
  30.6 Leasehold Improvements...............................................39

  30.7 Leasehold Improvement Allowance......................................39
  30.8 Parking..............................................................39

Schedules
      A   Description of Land
      B   Plan of Premises
      C   Definition of Rentable Area Proportion Formula
      D   Building Standard Installation Schedule

      THIS NET LEASE entered into as of _________________, 1997

      BETWEEN:

      PURDY'S WHARF DEVELOPMENT LIMITED, a company duly incorporated under the laws of Nova Scotia and having its Head Office in the City of Halifax, Nova Scotia,

      hereinafter called the "Landlord";

      AND:

      MENTOR NETWORKS INC., a body corporate,

      hereinafter called the "Tenant";

ARTICLE 1- INTENT OF LEASE

1.1   General Provisions

      It is the intent of the parties that this Net Lease be a lease that is absolutely net to Landlord except as expressly hereinafter set out. Any amount and any obligation as is not expressly declared herein to be that of Landlord shall be deemed to be the obligation of Tenant to be performed by and at the expense of Tenant.

ARTICLE 2- DEFINITIONS

2.1   In this Net Lease Agreement:

      (1) "lease" - any reference to the "lease" shall mean this Net Lease Agreement;

      (2) "Phase I" - means the lands and buildings known as the Purdy's Wharf Tower, Xerox Building and Purdy's parking garage constructed at or near Upper Water Street, Halifax, Nova Scotia;

      (3) "Phase II" - means the lands and buildings known as Purdy's Wharf Tower II including extension to the parking garage on lands at or near Upper Water Street, Halifax, Nova Scotia;

      (4) "Future Phases" - means such future phases of the Purdy's Wharf Development as may be constructed from time to time;

      (5) "Land" -means the land more particularly described in Schedule "A" attached hereto;

      (6) "Building" - means the buildings, structures and improvements, including parking garage constructed or to be constructed on the Land;

      (7) "Common Areas" - means all the facilities from time to time provided and designated by Landlord to serve Phase I, Phase II, Future Phases, the Building and the Land and shall include, where applicable, and without limitation, roadways, walkways, sidewalks, parking facilities, landscaped areas, plazas, lobbies, washrooms available for use of tenants and/or public, open or enclosed pedestrian malls, courts, arcades, tunnels, bridges, truck courts, common loading areas and delivery facilities, driveways, customer and service ramps, stairways, escalators and elevators available for use by the public or by tenants generally, fire detection, fire prevention and communication facilities, common pipes, electrical, plumbing and other common mechanical and electrical installations, equipment and services, public seating facilities, and all other areas and facilities from time to time provided, designated or made available by Landlord for the use of Tenant and other tenants or members of the public, Landlord expressly reserving the right to eliminate, substitute and/or rearrange any or all of the areas so provided and designated without claim by Tenant in respect of any such elimination, substitution or rearrangement;

      (8) "Premises" - means that part of the Building which Tenant has agreed to rent from Landlord and being that portion of the Building substantially as outlined in red on the plan attached hereto as Schedule "B";

      (9) "Operating Year" - means such fiscal period as Landlord shall adopt for the purposes of the accounts relating to the Land and Building, provided that Landlord shall be permitted at any time and from time to time to change the commencement and termination dates of any Operating Year, so long as Tenant shall not be unduly prejudiced by any such change;

      (10) "Proportion" when used herein to refer to Tenant's share of any tax, expense or cost shall be the percentage of the aggregate of any such tax, expense or cost calculated as more particularly set out in Schedule "C" attached hereto.

ARTICLE 3- DEMISE AND POSSESSION

3.1   Demise

      Landlord in consideration of the rents, covenants and agreements herein contained on the part of Tenant to be paid, kept and performed, does hereby lease to Tenant and Tenant does hereby hire and take from Landlord the Premises, together with a right of use, with others having a like right, to the Common Areas.

3.2   Delivery of Premises

      It is agreed between the parties hereto that the Premises are being delivered to Tenant completed in accordance with Schedule "D" attached hereto (or with the allowance to finish) all items set forth therein being hereinafter sometimes collectively referred to as the "Alterations" which shall become the responsibility of Tenant on and from the Commencement Date.

3.3   Notice of Defects

      Taking possession of all or any portion of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises or such portion thereof are in satisfactory condition on the date of taking possession, subject only to latent defects and to deficiencies (if any) listed by notice in writing delivered by Tenant to Landlord not more than 30 days after the date of taking possession.

3.4   Substitution of Premises

      At any time after the execution of this lease, Landlord may (subject to Tenant's consent not to be unreasonably withheld) substitute for the Premises other premises in the Building, excluding the Xerox Building (the New Premises) in which event the New Premises shall be deemed to be the Premises for all purposes hereunder, provided:

      (1) The New Premises shall be similar to the Premises in area and in appropriateness for use for Tenant's purposes;

      (2) If Tenant is then occupying the Premises, Landlord shall pay the expense of moving Tenant, its property and equipment to the New Premises, and such moving shall be done at such times and in such manner so as to cause the least inconvenience to Tenant;

      (3) If Tenant is then occupying the Premises, Landlord shall give to Tenant not less than 90 days' notice of such substitution, and if Tenant is not occupying the Premises, Landlord shall give Tenant not less than 30 days' prior notice of such substitution;

      (4) Landlord shall, at its sole cost, improve the New Premises with improvements substantially similar to those located in the Premises.

ARTICLE 4- TERM OF LEASE.

4.1   General Provisions

      The term of this lease shall commence on July 1, 1997 and, unless the said term shall sooner be terminated under the provisions hereof, shall expire at 12:00 noon on June 30, 2002.

4.2   Renewal Option

      Provided it is not in default under this lease, and provided it gives notice to Landlord at least 9 months prior to the expiry of the term, Tenant shall have the option to renew this lease for a further term of 5 years under the same terms and conditions as herein provided, except as follows:

      (1)   there shall be no right of further renewal;

      (2) the provisions of Article 5.1 shall not apply to the renewal term and rental for the renewal term shall be at the then current market renewal rental rate for comparable space in the Building, such rental to be mutually agreed to between Landlord and Tenant and failing agreement, to be determined by reference to a single arbitrator, provided, however, that notwithstanding anything else herein contained, the said renewal rent shall not be greater than $10 per square foot per annum of rentable area of the Premises. If Landlord and Tenant fail to concur in the appointment of a single arbitrator, either party may serve the other with a written notice to appoint an arbitrator and such appointment shall be made by a court or a judge and the application of either party pursuant to the provisions of the Arbitration Act of Nova Scotia. The cost of arbitration shall be divided equally between Landlord and Tenant. In the event of arbitration and if the decision of the arbitrator is not given on or before the renewal date, Tenant shall continue to pay the rent at the rate payable during the term which has just expired, which payment shall be adjusted within 15 days following receipt of the arbitrator's decision; and

      (3) the provisions of Articles 30.5 and 30.7 shall not apply to the renewal term.

ARTICLE 5- MONIES PAYABLE BY TENANT

5.1   Rent

      Tenant covenants and agrees to pay to Landlord yearly throughout the term of this lease an annual rent computed at the following rates per square foot of rentable area of the Premises (rentable area being calculated as more particularly set out in Schedule "C"), said annual rental being payable in equal monthly installments in advance without set-off, compensation or reduction whatsoever on the first day of each month during the term:

      (1) for the first year of the term at the rate of $2.75 per square foot;

      (2) for the second year of the term at the rate of $3.30 per square foot;

      (3) for the third year of the term at the rate of $3.85 per square foot;

      (4) for the fourth year of the term at the rate of $4.40 per square foot; and

      (5) for the fifth year of the term at the rate of $4.95 per square foot.

5.2   Business Taxes & Taxes on Improvements or Rent

      5.2.1 Taxes Payable on Business and Improvements

      Tenant shall pay all business taxes or other similar rates and taxes which may be levied or imposed upon the Premises or the business carried on therein; all other rates and taxes which are or may be payable by Tenant as tenant and occupants thereof; on Tenant's fixtures, equipment and machinery; and any and all taxes that may be levied upon the Improvements (as hereinafter defined in Article 8.1)

      5.2.2 Tenant to Reimburse Landlord

      If by law, regulation or otherwise, business taxes or other similar rates and taxes or taxes upon Tenant's fixtures, equipment, machinery or upon Improvements are made payable by landlords or proprietors, or if the mode of collecting such taxes and/or rates be so altered as to make Landlord liable therefor instead of Tenant, Tenant shall repay to Landlord prior to the due date but, in any event within 7 days after demand upon Tenant, the amount of the charge imposed on Landlord as a result of such change, and shall save Landlord harmless from any cost or expense in respect thereof.

      5.2.3 Taxes Payable on Rent

      If any business transfer tax, value-added tax, multi-stage sales tax, sales tax, goods and services tax, blended or harmonized sales tax, or any like tax is imposed on Landlord by any governmental authority on any rent (whether fixed minimum rent, percentage rent, additional rent or any other type of rent) payable by Tenant under this lease, Tenant shall reimburse Landlord for the amount of such tax forthwith upon demand (or at any time designated from time to time by Landlord) as additional rent. Landlord shall have the right if permitted by law, to require Tenant to pay directly to any taxing authority or other supplier of goods or services the amounts which may otherwise be payable by Landlord but chargeable to Tenant under this lease.

5.3   Real Estate Taxes

      5.3.1 Definitions

      For the purposes of this Article:

      (1) "Real Estate Taxes" means all taxes, rates and assessments, general and special, levied or imposed with respect to the Building (including any accessories and improvements therein or thereto) and the Land and all improvements thereto including where applicable, all taxes, rates, assessments and impositions, general and special, levied or imposed for schools, public betterment, general or local improvements.

            If the system of real estate taxation shall be altered or varied and/or any new tax or levy shall be levied or imposed on the Building and/or the Land and/or the revenues therefrom and/or Landlord in substitution for and/or in addition to Real Estate Taxes presently levied or imposed on immovables in the city, town or municipality in which the Building and Land are situate, then any such new tax or levy shall be included within the term "Real Estate Taxes" and the provisions of this Article 5.3 shall apply MUTATIS MUTANDIS.

            The amount of the Real Estate Taxes which shall be deemed to have been levied or imposed with respect to the Building and the Land shall be such amount as the legal authority imposing Real Estate Taxes shall have attributed to the Building and the Land respectively, or, in the absence of such attribution, or, if such legal authority shall include other immovables other than the Building and the Land in imposing such Real Estate Taxes, such amount as Landlord in the exercise of reasonable judgment shall establish.

      (2) If in any year, the taxing authority has not fully assessed and fully taxed the Building and Land as entirely completed and entirely occupied by tenants having no special exemptions with respect to Real Estate Taxes, then taxes shall be adjusted and determined by including therein such additional amount as would have formed part of Real Estate Taxes if the Building and Land had been fully assessed and fully taxed as entirely completed and entirely occupied by tenants having no special exemptions.

      (3) Real Estate Taxes shall be determined without reference to, or deduction for, any abatement, concession or reduction of taxes provided or granted as an incentive to builders or developers and Real Estate Taxes shall be adjusted and determined by including therein the amount of any such concession, abatement or reduction.

      5.3.2 Real Estate Taxes Payable

            The rent payable during the term of this lease in respect of each year shall be increased by an amount equal to the Proportion of Real Estate Taxes attributable to such year. Tenant shall pay to Landlord, not later than 10 days prior to the tax due date, or such other date as may be specified in writing to Tenant by Landlord (hereinafter referred to as the "Specified Date"), the amount of such increase in the annual rent.

            At the option of Landlord, Landlord may at any time and from time to time estimate the amount of increased rent as will become payable by Tenant by the tax due date or Specified Date, and bill Tenant therefor, and in such event Tenant shall pay to Landlord the full amount of such estimate in equal monthly installments commencing with the first month following such estimate and terminating on the tax due date or Specified Date. Such monthly amounts when paid to Landlord shall be available (without interest) as a credit against Tenant's obligations to Landlord under this Article 5.3.

            Any amounts payable by Tenant hereunder shall be adjusted on a pro rata basis to reflect the actual commencement and termination dates of this lease having regard to the period in respect of which the calculation of Real Estate Taxes is made.

            The  obligations  of the parties  hereto to adjust  pursuant to this
      Article 5.3.2 for the final period of the lease shall survive the expiration of the term of this lease.

            Landlord shall furnish to Tenant upon the specific written request of Tenant copies of all pertinent valuation and assessment notices and of all pertinent tax bills and notices received by Landlord.

      5.3.3 Expenses for Contestation

            Tenant shall pay to Landlord as additional rent the Proportion of any expenses, including legal, appraisal, administration and overhead expenses, incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes. Real Estate Taxes which are contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under Article 5.3.2 provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Article 5.3 and Landlord shall thereafter receive a refund of any portion of the Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund after deduction of the aforementioned expenses.

            Landlord shall have no obligation to contest, object to or to litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any Real Estate Taxes without notice to, consent or approval of Tenant.

      5.3.4 No Reduction in Rent

            Nothing contained in this Article 5.3 shall be construed at any time so as to reduce the monthly installments of rent payable hereunder below the amount stipulated in Article 5.1.

5.4   Operating Expenses

      5.4.1 Definitions

            For the purposes of this Article, "Operating Expenses" means the aggregate of any and all expenses incurred by Landlord, without duplication thereto, which are attributable to the maintenance, operation, repair, supervision or replacement of the Building and the maintenance, operation and supervision of the Land, provided that if the Building is less than 95% occupied during any part of an Operating Year, Operating Expenses shall mean the amount obtained by adjusting the actual Operating Expenses for such Operating Year to a 95% building occupancy level, such adjustment to be made by adding to the actual Operating Expenses during such Operating Year such additional costs that would have been incurred if the Building had been 95% occupied. Without in any way limiting the generality of the foregoing, Operating Expenses shall include the following:

      (1) the cost of salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments for employees of Landlord engaged in the maintenance, operation, repair, security or replacement of the Building, payroll taxes, workmen's or workers' compensation insurance, electricity (except as otherwise payable by Tenant hereunder), steam, utility, taxes (not included in Articles 5.2 and 5.3), water (including sewer rental), cleaning, building and cleaning supplies, uniforms and dry cleaning, cleaning of windows and exterior curtain wall, snow removal, repair and maintenance of grounds, service contracts, telephone, telegraph and stationery;

      (2) the cost of heating, ventilating and air-conditioning the Building, including without limitation the cost of operating, repairing, maintaining, replacing and inspecting the machinery, equipment and other facilities required for the heating, ventilating and air-conditioning of the Building and the cost of providing condenser water from cooling towers for heating, ventilating and air-conditioning machinery and equipment;

      (3) the cost of goods and services, supplied, used or incurred in the operation, maintenance, repair, security, supervision, replacement and management of the Building and Land, or in the provision of services generally for the benefit of tenants of the Building and their staff, the cost of providing hot and cold water, the cost of maintenance of and repairs to the Building or services including elevators, escalators, and any equipment, machinery or apparatus and the cost of repair and replacement of windows and plate glass, including exterior glass;

      (4) business and water taxes and governmental impositions not otherwise charged directly to tenants, such portion or portions of taxes on capital as Landlord shall have allocated to the Building and Land, accounting and auditing costs, and the fair rental value (having regard to rentals prevailing from time to time for similar space) of space occupied by Landlord's employees for administrative, supervisory or management purposes relating to the Building and the Land and of space occupied by a party or parties providing a service generally for the benefit of tenants in the building and their staff (such as, by way of example, a day care centre or fitness facilities):

      (5) the cost of operating and maintaining the Common Areas including without limitation all costs and expenses of repairing, lighting, cleaning, snow removal, garbage removal, decorating, supervising, policing, replacing, striping, rental of music programme and loudspeaker systems, and business taxes and governmental impositions not otherwise charged directly to tenants; the cost of operating and maintaining those of the Common Areas which serve more than one of Phase I, Phase II and/or any Future Phases shall be allocated as between phases on a pro rata basis based upon the rentable area contained in each phase or such other basis as Landlord may reasonably determine;

      (6) the cost of any modification and additions to the Building and/or the machinery and equipment therein and thereon where in the reasonable opinion of Landlord such expenditure may reduce Operating

            Expenses, or any additional equipment or improvements required by law or in landlord's reasonable opinion for the benefit or safety of Building users;

      (7) the total annual amortization of capital (on a straight line basis over the useful life or such other period as reasonably determined by Landlord), and interest on the unamortized capital at a rate equivalent to the lending rate actually charged or chargeable by Landlord's bankers from time to time, of the cost of all machinery, equipment, supplies, repairs. replacements, modifications and improvements which in Landlord's reasonable opinion have an estimated useful life longer than one fiscal year of Landlord and the cost whereof has not previously been charged to Tenant;

      (8) the actual costs of all insurance as may be carried by Landlord in respect of, or attributable to, the Building and the Land or related thereto including without limitation all risk insurance against fire and other perils and liability regarding casualties, injuries and damages, boiler and machinery insurance and rental income insurance;

      (9) a management charge equal to 15% of such total costs incurred provided, however, that Landlord shall not include in Operating Expenses any depreciation except as specifically contemplated by sub-paragraph 5.4.1(7).

      5.4.2 Operating Expenses Payable

            During  each   Operating  Year  Tenant  shall  pay  to  Landlord  as
      additional rent the Proportion of the Operating Expenses.

      5.4.3 Operating Expense Estimate

            Prior to the commencement of each Operating Year during the term, Landlord may at its option estimate the amount of Operating Expenses for such Operating Year or (if applicable) broken portion thereof, as the case may be, and notify Tenant in writing of the amount of its Proportion of Operating Expenses. The amounts so estimated shall be payable in equal consecutive monthly installments in advance over such Operating Year or (if applicable) broken portion thereof, such monthly installments being payable on the same day as the monthly payments of rental. Landlord may, from time to time, alter the Operating Year, in which case, and in the case where only a broken portion of the Operating Year is included within the term of this lease, the appropriate adjustment in monthly payments shall be made.

            From time to time during the Operating Year, Landlord may re-estimate any of the foregoing on a reasonable basis for such Operating Year or broken portion thereof, in which event Landlord shall notify Tenant in writing of such re-estimate and fix monthly installments for the then remaining balance for such Operating Year or broken portion thereof such that, after giving credit for the installments paid by Tenant on the basis of the previous estimate or estimates, the entire amount of its Proportion of Operating Expenses will have been paid during such Operating Year or broken portion thereof.

      5.4.4 Operating Expense Statement

            As soon as practicable after the expiration of each Operating Year, Landlord shall make a final determination of Operating Expenses and the amounts of the Proportion thereof for such Operating Year, or (if applicable) broken portion thereof, and provide Tenant with an audited statement of Operating Expenses; and Landlord and Tenant agree to immediately make the appropriate readjustment and payments and repayments. Notices by Landlord stating the amount of any estimate, re-estimate or determination of Operating Expenses, or the amount of the Proportion of Operating Expenses, or monthly installments payable, need not include particulars of Operating Expenses. Provided, however, that upon request made within a reasonable time after receipt of such notice Tenant shall be entitled to inspect statements disclosing in reasonable detail the particulars of Operating Expenses, and the calculation of the amount of its Proportion of Operating Expenses and the books and records of Landlord pertaining thereto.

      5.4.5 Payment for Final Period of Lease

            The  obligations of the parties hereto to adjust pursuant to Article
      5.4.4 hereof shall survive the expiration of the term of the lease for a period not exceeding one year.

5.5   Payment of Monies

      5.5.1 When and Where to Send Monies

            All monies payable pursuant to this lease by Tenant shall be payable immediately when due and shall be collectible as rent and shall be paid to Landlord and/or its nominees at the head office of Landlord or at such place in Canada as shall be designated from time to time by Landlord in writing to Tenant.

      5.5.2 For a Fraction of a Month

            If the term of this lease begins on any day of the month other than the first day, then any amounts payable hereunder for such month shall be pro rated and paid on a per diem basis.

      5.5.3 Adjustments Between Estimated and Actual Amounts Payable

            Upon final determination of the actual amounts payable by Tenant the parties shall adjust any differences between the estimated amounts so paid and the actual amounts payable.

      5.5.4 Interest on Overdue Amounts

            Tenant shall pay interest at a rate per annum, which shall be the lesser of:

      (1) the maximum legal rate of interest permissible in the applicable jurisdiction,

                        or

      (2) 3 percentage points above the prime lending rate established from time to time at the principal branch in the city of Landlord's bank,

      compounded monthly on all rent and/or all amounts collectible as rent under the terms of this lease and not paid when due.

      5.5.5 No Offsets Against Rent

            Tenant hereby waives and renounces any and all existing and future claims, set-off and compensation against any rent or other amounts due hereunder and agrees to pay such rent and other amounts regardless of any claim, set-off or compensation which may be asserted by Tenant or on its behalf.

      5.5.6 On Termination of Lease

            Upon any termination of this lease, as a condition precedent to being permitted by Landlord to vacate the Premises, Tenant shall, in addition to all other amounts as it is obliged to pay hereunder, pay to Landlord such amount as is estimated by Landlord to represent that portion of the aggregate amount of Real Estate Taxes and Operating Expenses payable and to become payable by Tenant in virtue of Articles 5.3 and 5.4 hereof, as has not yet been paid.

5.6   Utilities

      5.6.1 General Provisions

            Tenant shall be solely responsible for and promptly pay all charges for water, gas, electricity, and any other utility used or consumed in the Premises, provided there shall be no duplication of charges to Tenant for utilities.

ARTICLE 6 - USE OF PREMISES

6.1     General Use

      The Premises hereby leased shall be used and occupied by Tenant solely for the purpose of a software company and general office purposes and related activities and for no other purpose.

6.2   Restrictions

      And in particular and by way of further restriction to the specific purposes herein set forth Tenant shall not carry on in the Premises (i) a restaurant, cafeteria or cocktail lounge business and/or the sale and/or delivery of food and/or beverages; or (ii) any other activity restricted by the rules and regulations hereof.

ARTICLE 7 - UTILITIES AND SERVICES

7.1   General Provisions

      Landlord covenants and agrees that, so long as Tenant shall not be in default hereunder:

      7.1.1 Cleaning

            Landlord shall, 5 days per week, except holidays, cause the office portion of the Premises, excluding storage areas, to be cleaned in accordance with building standards.

      7.1.2 Elevators

            Landlord will provide and maintain in working order automatic passenger elevators for operation between the hours of 7:00 A.M. and 6:00 P.M. for each business day, except Saturdays when the hours shall be from 7:00 A.M. to 12:00 noon, and one such passenger elevator will be subject to call at all other time. Landlord to continue such provision.

            Freight service will be provided at such hours as Landlord may designate from time to time, and shall be subject to a charge as determined from time to time by Landlord.

            Tenant shall have the use of the elevators in common with others but Landlord shall not be liable for any damage caused to Tenant and its officers, agents, employees, servants, visitors or licensees by such other using the elevators in common.

      7.1.3 Electric Energy

      (1) Landlord, subject to its ability to obtain the same from its principal supplier and to the needs of Landlord and co-tenants, shall cause the Premises to be supplied with electric current for lighting and power. Landlord shall permit its wires and conduits, (being normal office lighting and duplex receptacles) to be used for such purpose. Tenant's use of electric current shall never exceed the safe capacity of existing electric wiring on, and supplying the Premises.

            Any special wires and conduits for Tenant's special equipment shall be supplied and installed by Tenant at its expense.

            Tenant agrees to receive power for the purpose of lighting and normal office use from Landlord, the cost of which will be included in the Operating Expenses of the Building. Should Tenant require power in excess of that required for a normal office operation, Tenant agrees to pay for such additional power and such amount shall be collectible as rent. The amount shall be payable by Tenant monthly, and shall be calculated in such a manner that it shall not exceed the amount that would have been payable for the said electricity had Tenant been charged directly for the electricity at the rate fixed by the authority providing the same. The charge to Tenant for this electricity may vary from time to time in accordance with changes in the rate charged to Landlord. Any rental so collected will be credited to the total light and power expense of the Building prior to determining a Tenant's Proportion of Operating Expenses.

            The cost of any required sub-meters and the installation thereof shall be at Tenant's expense.

            The obligation of Landlord hereunder shall be subject to any rules or regulations to the contrary of the authority providing electricity or any other municipal or governmental authority.

            (2) Tenant agrees to pay the cost, including installation, of all electric light bulbs, tubes and ballasts used to replace those installed in the Premises at the commencement of the term and the cost of cleaning, maintenance and repair of the fluorescent fixtures as may be from time to time required by Landlord in accordance with prudent building management practices and Landlord shall at its option have the exclusive right to provide and carry out at Tenant's expense such installations, maintenance, repair, relamping and destaticizing at reasonably competitive rates.

            (3) Any electrical energy consumed in the Premises in excess of 2.3 watts per square foot multiplied by 60 hours per week, multiplied by the rentable area of the Premises, shall be billed to and paid for by Tenant.

      7.1.4 Drinking Water, Towels and Toiletries

            Landlord will provide to Tenant, its agents, servants, employees and invitees the right of access and use in common with other tenants of the Building to the toilet and washroom facilities in the Building and to keep the same in good working order and supplied with water and to have the same repaired with all reasonable diligence whenever such repairs are necessary, and to furnish soap, towels, toilet tissue and hot and cold water for lavatory, drinking and cleaning purposes, drawn through fixtures installed by Landlord, subject to its ability to obtain same from its principal supplier.

      7.1.5 Heating or Air-Conditioning

            Landlord will provide, by operation of the heating or air-conditioning system between the hours of 7:00 A.M. and 6:00 P.M. of each business day, except Saturdays which shall be between the hours of 7:00 A.M. and 12:00 noon, and except Sundays and holidays, a constant supply of air that is filtered and either heated or cooled as conditions may require, subject to the following conditions and provisions:

            Landlord   shall   be   under   no   obligation   to   operate   the
      air-conditioning system in excess of what may be, in its opinion, reasonable and normal in the circumstances and, in any event, and without prejudice to the foregoing, Landlord shall be deemed to have fully satisfied its obligation under this Article 7.1.5 if it shall when the exterior temperature is higher than 90 degrees F. maintain a maximum interior temperature 10 degrees F. less and when the exterior temperature is not higher than 90 degrees F. and not lower than -20 degrees F., maintain an interior temperature between 70 degrees F. and 80 degrees F. and, when the exterior temperature is lower than -20 degrees F. maintain a minimum interior temperature 90 degrees F. higher than the exterior temperature, provided always, however that the obligations of Landlord hereunder shall be conditional upon the following:

      (1) Tenant keeping an exterior windows closed at all times and keeping all registers free from obstruction so as to permit the proper flow and circulation of air therefrom;

      (2) the average amount of electrical energy consumed by lights and machines in the Premises not exceeding 2.3 watts per square foot;

      (3) the occupancy of the Premises not exceeding one person per hundred square feet of useable space.

            All individual controls required by Tenant, except those set forth in the attached Schedule "D" shall be installed at Tenant's expense.

            In case Landlord deems it necessary to run portions of the system through the Premises in order to serve other tenants, Tenant shall permit Landlord and its agents and contractors to perform such work in the Premises.

            Should Tenant require heating and/or air-conditioning at any time other than specified above, such service if supplied, shall be at the entire cost of Tenant.

7.2   Services for Special Equipment

      Nothing contained in this lease shall be deemed to create any obligation of landlord to furnish electricity, heating, air-conditioning or any other services to Tenant to the extent these are required by the use in the Premises of special equipment such as computers or other electrical or similar equipment.

7.3   Discontinuance of Services

      Landlord shall be privileged, without liability or obligation to Tenant, and without such action constituting an eviction of Tenant, to discontinue or modify any services required of it under this Article 7 or elsewhere in this lease during such times as may be necessary, or as Landlord may deem advisable by reason of accident, or for the purpose of effecting repairs, replacements, alterations or improvements. Without limiting the foregoing, Landlord shall not be liable to Tenant for failure for any reason to supply the said services or any of them, Landlord however, undertaking to correct any such failure with reasonable diligence.

ARTICLE 8 - ALTERATIONS. REPAIRS, CHANGES, ADDITIONS, IMPROVEMENTS

8.1   General Provisions

      8.1.1 Consent of Landlord

            Landlord and Tenant agree that any and all alterations, repairs, changes, additions or improvements (hereinafter collectively referred to as the "Improvements") to the Premises, including without restricting the generally of the foregoing, any Improvements to the heating, ventilating and air-conditioning systems (HVAC Systems) serving the Premises must comply with Landlord's Building Standard, including without restricting the generality of the foregoing Landlord's Building Standard Air Quality Control.

      8.1.2 Building Standard Air Quality Control

            Tenant shall not, prior to or during the term of this lease, make any Improvements to the Premises including the HVAC System without the prior written consent of Landlord. Any Improvements to the Premises made by Tenant from time to time shall at all times include such Improvements to the HVAC System as may be required to maintain Landlord's Building Standard Air Quality Control.

            For purposes of this Article 8.1.2, Improvements to the Premises requiring modification to the HVAC System shall include any modifications from time to time to the approved office layout for the Premises to which the HVAC System has been designed by way of partitions, personnel and equipment changes or otherwise, and the HVAC System shall be altered to suit such modified Premises accordingly.

      8.1.3 Landlord's Prior Consent

            All plans for Improvements, including engineering designs and plans, including Improvements to the HVAC System must have prior approval and written consent of Landlord before the commencement of work. All such Improvements shall be done at Tenant's expense by such contractor or contractors as Tenant may select subject to Landlord's approval. Landlord shall also have the right to have any such work supervised by its architects, engineers, contractors and workmen at Tenant's expense.

      8.1.4 Tenant's Contractor

            In the event that any contractor is not satisfactory to Landlord, or is causing, or in Landlord's reasonable opinion is likely to cause, labour trouble in the Building, Landlord shall have the right to require that such contractor cease or refrain from doing any work in the Premises and upon receipt of written notice from Landlord, Tenant agrees to disallow such contractor from entering the Premises. Landlord shall also have the right to require that any contractor carry property damage and public liability insurance in an amount acceptable to Landlord and in no event less than $1,000,000 for its operations in the Building. The work necessary to perform any improvements or repairs shall be performed at such times and in such a manner as to not unreasonably interfere with other tenants.

      8.1.5 Tenant Responsible for Cost of Improvements

            The cost of the Improvements shall be the sole responsibility of Tenant and if any payment in respect thereof shall be made by Landlord the same shall be immediately repayable to Landlord by Tenant and collectible as additional rent. Landlord shall not, for any reason whatsoever, be liable for any damage arising from or through any defects in the said work.

      8.1.6 Tenant Responsible for Construction of Improvements

            Except to the extent of Landlord's work as set out in Schedule "D" Tenant shall be fully responsible for the cost of all Improvements to the Premises including, without restriction, the engineering cost of designing the electrical, heating, ventilating and air conditioning systems for the Premises, utilizing engineers as Tenant may select subject however, to Landlord's approval.

      8.1.7 Additional Improvements

            If Tenant constructs Improvements beyond those constructed at the time of Tenant's initial occupancy of the Premises, Tenant shall pay to Landlord an amount equal to Landlord's cost, if any, incurred in coordination and inspection with respect to such Improvements.

      8.1.8 Removal of Improvements

            Any Improvements made to the Premises shall not be removed either before or after the termination of this lease without the consent or request of Landlord.

8.2   No Allowance for Inconvenience

      There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to diligently make any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in and to the fixtures, equipment or appurtenances thereof.

8.3   Connections to Electrical System

      Any connection of apparatus to the electrical system other than a connection to an existing base receptacle, any connection of apparatus to the plumbing lines, or any connection to the heating and/or the air-conditioning system shall be deemed to be an Improvement within the meaning of this Article 8.

8.4   Landlord's Right to Perform

      In the event that Tenant should fail to carry out its obligations hereunder to the satisfaction of Landlord, Landlord shall perform such maintenance and repairs it considers necessary from time to time, the costs of which shall be the sole responsibility of Tenant and if any payment in respect thereof shall be made by Landlord then a sum equal to the amount so paid shall forthwith become due and payable by Tenant to Landlord and if Tenant shall neglect or refuse to pay such amount on demand, any such cost or expense to Landlord shall be recoverable as additional rent.

8.5   Installation of Necessary Equipment

      Landlord shall have the right to install and maintain in the Premises whatever is reasonable, useful or necessary for the equipment, use and convenience of the Building or other tenant, and Tenant shall have no claim against Landlord in respect thereof provided the same does not interfere with Tenant's enjoyment of the Premises.

ARTICLE 9 - TENANT CARE AND RESPONSIBILITY

9.1   General Provisions

      Except as otherwise specifically provided in this lease:

      (1) Tenant shall be solely responsible for, and pay the cost of all repairs of every nature and kind to the Premises other than maintenance, repairs and rebuilding thereof which in the reasonable opinion of Landlord would constitute major structural repairs to the Building; and

      (2) Tenant shall pay the cost in the Proportion set forth in Article 2.1(10) hereof for all other repairs of every nature and kind (including major structural repairs) to the structural elements of the Building, as effected by Landlord in the following categories:

            (a) repairs, maintenance and replacement of every nature to the Building;

            (b)   modernization and improvements to the Building,

                  (i) where in the reasonable opinion of Landlord any such expenditure may reduce the annual Operating Expenses to be paid by tenants, or

                  (ii) additional equipment or improvements required by law or in Landlord's reasonable opinion for the safety of Building users,

            and without limiting the generality of the foregoing, Tenant shall take care of the Premises and the Alterations and improvement therein and, at the expiration or other termination of the term of this lease shall surrender the Premises, including the Alterations and Improvements in as good condition as reasonable use will permit. Tenant shall give to Landlord immediate verbal and prompt written notice of any accident to or defect in the water pipes, steam pipes, heating or air-conditioning equipment, electric light, elevators, wires or other services of any portion of the Premises.

9.2   Proceeds of Insurance

      Landlord shall make all reasonable attempts to utilize the proceeds of insurance as well as to exercise any and all reasonable recourses available to Landlord against any contractor, builder, supplier or any third party in order to reduce Tenant's liability for repairs, maintenance, replacements, modernization and improvements, provided however, that Tenant shall notwithstanding any such proceedings advance the amounts required to be paid by Tenant hereunder and to receive its proportion of any reimbursement so obtained by Landlord, and provided further that Tenant shall advance its proportionate share being the Proportion utilized in Article 2.1(10) of costs and expenses of any legal action as landlord may institute against any such party.

      Landlord shall have no obligation to litigate any such claim and may settle, compromise, consent to, waive or otherwise determine in its discretion any claim without notice to, consent or approval of Tenant.

9.3   Tenant's Responsibility

      Tenant shall be solely responsible for any and all injury and damages suffered by Landlord and/or Tenant and/or co-tenants or other occupants of the Building and their respective officers, agents, employees, servants, visitors, contractors, subcontractors and suppliers, and for any and all injury or damage to the Building and/or to the Premises, and/or the Alterations, and/or the Improvements, and/or the furnishings, fixtures, partitions or any equipment or merchandise (including damage caused by the overflow or escape of water, steam, gas, electricity or other substance, or the falling of any substance), caused or occasioned by Tenant, or the officers, agents, employees, servants, visitors, contractors, subcontractors and suppliers of Tenant, and whether due to negligence or careless operation or otherwise. Any and all such injury and damages may be repaired by landlord at the expense of Tenant.

9.4   Fire, Police and Health Departments' Regulations

      Tenant shall not do, or permit anything to be done on or about the Premises or the Building or the Land which may injure or obstruct the rights of Landlord, or of co-tenants or other occupants of the Building, or of owners or occupants of adjacent or contiguous property, or do anything which is a nuisance, and Tenant shall not do or permit anything to be done on or about the Premises or the Building or the Land or bring or keep anything therein which will in any way conflict with the regulations of the Fire, Police, or Health
Departments or with the rules, regulations, by-laws or ordinances of any governmental authority having jurisdiction over the Premises and/or the Building and/or the Land, all of which Tenant undertakes to abide by and conform to.

9.5   Fire Protection Equipment

      Tenant specifically undertakes to install and maintain at its cost such fire protection equipment including, without limitation, emergency lighting as is deemed reasonably necessary or desirable by Landlord or any governmental or insurance body, and if so required by Landlord or any such body Tenant shall appoint a warden to coordinate with the fire protection facilities and personnel of Landlord.

9.6   Exhibitions, Signs or Advertisements Inside or Outside the Premises

      No activity considered offensive or improper by Landlord shall be permitted by Tenant in or about the Premises, the Building or the Land, and no sign, advertisement, notice, awning or electrical display shall be placed on any part of the outside or inside of the Premises and/or the Building and/or the Land, or in any area near the same, except with the written consent of Landlord.

      Landlord shall have the right in its absolute discretion to enter into the Premises or the Building or the Land and to remove and/or eliminate anything not in conformity herewith.

9.7   Supervision Fee for Tenant Repairs

      Should Landlord deem it necessary to undertake any repairs or to do anything which is required to be undertaken or done by Tenant under this lease then Tenant shall pay to Landlord as a fee for supervision or carrying out of Tenant's obligation an amount as additional rent equal to l0% of the cost of the obligation, repairs or other work, carried out by or under the supervision of Landlord, which amount shall be in addition to the cost of such obligation or work and shall be collectible by Landlord from Tenant as if it were rental in arrears.

9.8   Privileges and Liens

      Tenant shall require that any contractors, prior to effecting any work on the Premises, and if permitted under the governing law, provide Landlord with a waiver and release of any and all privileges or rights of privilege or hens that may then or thereafter exist for work done/or to be done or labour performed/or to be performed or material furnished/or to be furnished under any contract or subcontract; or in the event such waiver and release is not permitted or is not obtained, furnish adequate security acceptable in all respects to Landlord to guarantee the payment in full for all such work, labour or materials.

      In any event, any mechanics' lien or privilege filed against the Premises or the Building for work claimed to have been done or materials furnished to Tenant shall be discharged by Tenant within l0 days thereafter at Tenant's expense. For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien. Should any action, suit or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant agrees, at its own cost and expense, to defend Landlord therein, by counsel satisfactory to Landlord, and to pay any damages and satisfy and discharge any judgment entered therein against Landlord.

ARTICLE 10 - DESERTION AND SURRENDER

10.1  General Provisions

      Tenant shall not leave the Premises unoccupied or vacant (and surrender of the keys shall not be necessary in order that the Premises may be deemed unoccupied or vacant) during the term of this lease. Acceptance of the surrender of this lease shall not be effective unless made in writing and signed by Landlord.

ARTICLE 11 - ASSIGNMENT AND SUBLETTING

11.1  General Provisions

      Tenant shall not be entitled to assign, transfer or encumber this lease, or any part thereof, or any of Tenant's title or interest therein or thereto, or sublet the whole or any part of the Premises or permit the Premises or any part thereto to be used by another without conforming to the terms of the next paragraph hereof, and in any event without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord's refusal of consent shall be deemed reasonable (without in any way restricting Landlord's right to refuse its consent on other reasonable grounds) where the assignee or sub-tenant proposed by Tenant is then a tenant of the Building and Landlord has or will have during the next ensuing six months suitable space for rent in the Building. The consent of Landlord to any such assignment, transfer, encumbrance, subletting and/or use shall not constitute a waiver of this Article, and shall not be deemed to permit any further assignment, transfer, encumbrance, subletting or use by another. Notwithstanding any such assignment, transfer, encumbrance, subletting and/or use, Tenant shall remain jointly and severally, without benefit of division or discussion, responsible for the payment of the rental and the performance of the other obligations of Tenant under this lease.

      The following shall be deemed to be an assignment or sublease for the purpose of the lease and shall require the prior written consent of Landlord and the prior compliance with all of the provisions of this Article 11:

      (1) if any person other than Tenant has or exercises the right to occupy, manage or control the Premises or any part thereof, or any of the business carried on therein, other than subject to the direct and full supervision and control of Tenant.

11.2  Advertising the Premises for Subletting

      Tenant shall not print, publish, post, mail, display, broadcast or otherwise advertise or offer the whole or any part of the Premises for purposes of assignment, sublet, transfer or encumbrance, and shall not permit any broker or other party to do any of the foregoing, unless the complete text and format of any notice, advertisement or offer for any of the aforesaid purposes shall have first been approved in writing by Landlord. Without in any way restricting or limiting Landlord's right to refuse any text and format on other grounds, any text and format proposed by Tenant shall not contain any reference to the rental rate for the Premises.

11.3  Conditions Precedent to Any Assignment or Subletting

      As a condition precedent to any assignment of this lease or subleasing of the whole or any part of the Premises:

      (1) Tenant shall indicate to Landlord the bona fide assignee or sub-tenant and the specific terms and conditions of such proposed assignment or sublease; and

      (2) Tenant shall first offer to assign or sublease, as the case may be, to Landlord on the same terms and conditions and for the same rental as provided in this lease.

11.4  Delays in Accepting Assignee or Subtenant

      Landlord shall have a period of 30 days in which to accept the offer referred to in Article 11.3(2) and if not so accepted Tenant shall have a period of 60 days thereafter in which to assign or sublease on obtaining the prior written consent of Landlord as hereinabove provided to the party and in accordance with the terms and conditions so indicated to Landlord.

11.5  Transfer to Assignee or Subtenant

      In the event that Tenant does not so assign or sublet within such 60 day period, Landlord's consent to such assignment or subleasing shall be deemed null and void and Tenant shall not be permitted to assign or sublet without again conforming to all of the express provisions hereof.

11.6  New Lease with Assignee

      As an alternative to giving its consent to any sublease or assignment of lease, Landlord shall have the right to require the prospective sub-tenant or assignee to execute a new lease with Landlord under the same terms and conditions as contained in the offer from the bona fide assignee or subtenant, and in such event Tenant agrees to guarantee to Landlord (on Landlord's standard form of guarantee) the performance of all obligations of such sub-tenant or assignee under the new lease. Tenant agrees to pay to Landlord reasonable costs of administration incurred by Landlord to effect such new lease.

11.7  Assignment to Related or Associated Companies

      Notwithstanding anything else contained in this Article 11, Tenant shall have the right to assign or sublet to a related or associated company (meaning a company related or associated to the Tenant within the meaning of the Income Tax Act [Canada]) without Landlord's consent provided that such assignment or subletting shall not relieve the Tenant of its obligations under this lease.

ARTICLE 12 - FIRE AND DESTRUCTION OF PREMISES

12.1 If the Premises shall be destroyed or damaged by fire or other casualty, insurable under fire and all risks insurance coverage, then:

      (1)   Premises Wholly Unfit for Occupancy and Not Repairable  Within 180
            Days

            If in the opinion of Landlord the damage or destruction is such that the Premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy them, and if in either event the damage in the further opinion of Landlord (which shall be given by written notice to Tenant within 30 days of the happening of such damage or destruction) cannot be repaired with reasonable diligence within 180 days from the happening of such damage or destruction, either Landlord or Tenant may within 5 days next succeeding the giving of Landlord's opinion as aforesaid, terminate this lease by giving to the other notice in writing of such termination, in which event the term of this lease shall cease and be at an end as of the date of such destruction or damage and the rent and an other payments for which Tenant is liable under the terms of this lease shall be apportioned and paid in full to the date of such destruction or damage. In the event that neither Landlord nor Tenant so terminates this lease, rent shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling Tenant to use and occupy the Premises;

      (2)   Premises Wholly Unfit for Occupancy and Repairable within 180 days

            If the damage be such that the Premises are wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy them but if in either event the damage, in the opinion of Landlord (which shall be given to Tenant within 30 days from the happening of such damage) can be repaired with reasonable diligence within 180 days of the happening of such damage, rent shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling Tenant to use and occupy the Premises;

      (3)   Premises Partially Damaged and Repairable within 180 Days

            If in the opinion of Landlord, the damage can be made good as aforesaid within 180 days of the happening of such destruction or damage, and the damage is such that the Premises are capable of being partially used for the purposes for which leased, until such damage has been repaired, rent shall abate in the proportion that the part of the Premises rendered unfit for occupancy bears to the whole of the Premises.

12.2 Building Partially Destroyed or Damaged Affecting more than 20% of Rentable Area

      If the Building is partially destroyed or damaged so as to affect 20% or more of the rentable area of the Building containing the Premises, or in the opinion of Landlord the Building is rendered unsafe, and whether or not the Premises are affected, and in the opinion of Landlord (which shall be given by written notice to Tenant within 30 days of the happening of such damage or destruction), cannot be repaired with reasonable diligence within 180 days from the happening of such damage or destruction, Landlord may within 5 days next succeeding the giving of Landlord's opinion as aforesaid, terminate this lease by giving to Tenant notice in writing of such termination, in which event the term of this lease shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which Tenant is liable under the terms of this lease shall be apportioned and paid in full to the date of such destruction or damage.

12.3  Insurance Proceeds

      In the event of the termination of this lease as hereinabove provided, all insurance proceeds excluding those relating to Tenant's property to the extent Tenant is not indebted to Landlord under the provisions of this lease, shall be and remain the absolute property of Landlord.

12.4  Repair of Alterations, Improvements or Tenant's Property

      Nothing herein contained shall oblige Landlord to repair or reconstruct any Alterations, Improvements, or property of Tenant.

12.5  Where Tenant is at Fault

      If any damage or destruction by fire or other cause to the Building or Premises, whether partial or not, is due to the fault or neglect of Tenant, its officers, agents, employees, servants, visitors or licensees, without prejudice to any other rights and remedies of Landlord and without prejudice to the rights of subrogation of Landlord's insurer.

      (1)   Tenant shall be liable for all costs and damages,

      (2)   the damages may be repaired by Landlord at Tenant's expense,

      (3) Tenant shall forfeit its right to terminate this lease as provided in Article 12.1(1),

      (4) Tenant shall forfeit any abatement of rent provided in this Article 12 and rent shall not abate.

ARTICLE 13 - NO RESPONSIBILITY OF LANDLORD

13.1  General Provisions

      Save as set our in Article 12, there shall be no abatement from or reduction of the rent due hereunder nor shall Tenant be entitled to damages, costs, losses or disbursements from Landlord regardless of the cause or reason therefor (except where such cause of reason is Landlord's direct fault or negligence) on account of fire or other casualty. Neither shall there be any abatement or reduction of rent, or recovery by Tenant from Landlord on account of partial or total failure of, damage caused by, lessening of supply of, or stoppage of, heat air-conditioning, electric light, power, water, plumbing, sewage, elevators, escalators or any other service, nor on account of any damage or annoyance occasioned by water, snow, or ice being upon or coming through the roof, skylight, trapdoors, windows, or otherwise, or by an defect or break in any pipes, tanks, fixtures, or otherwise whereby steam, water, snow, smoke or gas, leak, issue or flow into the Premises, nor on account of any damage or annoyance occasioned by the condition or arrangements of any electric or other wiring, nor on account of any damage or annoyance arising from any acts, omissions, or negligence of co-tenants or other occupants of the Building, or of owners or occupants of adjacent or contiguous property, nor on account of the making of alterations, repairs, improvements, or structural changes to the Building, or any thing or service therein or thereon or contiguous thereto provided the same shall be made with reasonable expedition.

      Without restricting the foregoing, Landlord shall not be liable for any other damage to or loss, theft, or destruction of property, or death of, or injury to, persons at any time in or on the Premises or in or about the Building, howsoever occurring.

      Providing that the foregoing paragraphs of this 13.1 shall not exempt the Landlord for liability for its own negligence.

      Notwithstanding the foregoing, liability of Landlord shall under no circumstances extend to any property other than normal office furniture which term, without limiting its normal meaning, shall not include securities, specie, papers, typewriters, electric computers, or other machines or other similar items.

13.2  Delay in Completion of Premises

      Landlord shall not be liable for any damages suffered by Tenant should any delay in the completion of the Premises in any way delay or inconvenience the occupant thereof or the enjoyment of the Building or accessories or services.

13.3  Tenant Indemnification

      Tenant covenants and agrees that it will protect, save and keep Landlord harmless and indemnified against any penalty or damage or charge imposed for any violation of any laws or ordinances occasioned by Tenant or those connected with Tenant, and that it will protect, indemnify, save and keep harmless Landlord against any and all damage or expense arising out of any accident or other occurrence on or about the Premises causing injury to any person or property (except to the extent Landlord may be otherwise liable therefor), and against any and all damage or expense arising out of any failure of Tenant in any respect to comply with and perform all the requirements and provisions of this lease.

13.4  Special Permits

      If any equipment, installation or apparatus to be used or installed by Tenant in the Premises requires a permit from any governmental authority, Tenant agrees to secure the required permit before installation at its expense and to file a copy of such permit with Landlord.

ARTICLE 14 - RIGHT OF ENTRY

14.1  General Provisions

      Landlord may, at any reasonable time and without liability to Tenant, enter the Premises to examine or to exhibit the same or to make alterations and repairs, or for any purpose which it may deem necessary for the operation or maintenance of the Building or its equipment. During the last 9 months of the term of the lease or of its renewal, Tenant shall allow such person or persons as may be desirous of leasing the Premises to visit the same on business days between the hours of 9 A.M. and 5 P.M.

14.2  Alteration of Locks

      Tenant shall install and maintain Landlord's building standard locking/keying system in the Premises and shall not alter any locks on any doors of the Premises without the prior written consent of Landlord. In no circumstances shall the locks on any doors alter the building standard locking/keying system to the intent that Landlord shall at all times have access to the Premises by way of the building standard key.

ARTICLE 15 - COMPLIANCE WITH LAW

15.1  General Provisions

      Tenant shall promptly and at its expense execute and comply with all laws, rules, orders, ordinances and regulations of the Municipal, Provincial and Federal authorities and of any department or bureau of any of them, and of any other governmental authority having jurisdiction over the Premises, Tenant's occupancy of the Premises or Tenant's business conducted thereon.

ARTICLE 16 - INSURANCE REQUIREMENTS

16.1  General Provisions

      Tenant shall not do or commit any act upon the Premises or bring into or keep upon the Premises any article which will affect the fire risk or increase the rate of fire insurance or other insurance on the Building.

      Tenant shall comply with the rules and requirements of the Insurers' Advisory Organization of Canada or any successor body, and with the requirements of all insurance companies having policies of any kind whatsoever in effect covering the Building, including policies insuring against tort or delictual liability.

      In no event shall any flammable materials, except for kinds and quantities required for ordinary office occupancy and permitted by the insurance policies covering the Building, or any explosive whatsoever, be taken into the Premises or retained therein.

      Should the rate of any type of insurance on the Building be increased by reason of any violation of this lease by Tenant, Landlord, in addition to all other remedies, may pay the amount of such increase, and the amount so paid shall become due and payable immediately by Tenant and collectible as additional rent.

16.2  Comprehensive General Liability and All Risk Insurance

      Tenant shall take out and keep in force during the term of this lease comprehensive general liability insurance in amounts and with policies in form satisfactory from time to time to Landlord and with insurers acceptable to Landlord, the comprehensive general liability insurance in no event to be for less than $2,000,000 inclusive limits and all risks insurance covering furniture, fixtures and Improvements in an amount equal to the full insurable value thereof. Copies of each insurance policy shall forthwith upon execution be delivered to Landlord. Each such policy shall name Landlord as an additional insured as its interest may appear and the comprehensive general liability policy shall contain a cross liability clause. The cost or premium for each and every such policy shall be paid by Tenant. Tenant shall obtain from the insurers under such policies, undertakings to notify Landlord in writing at least 10 days prior to any cancellation thereof.

16.3  Failure of Tenant to Obtain Insurance

      Tenant agrees that if Tenant fails to take our or to keep in force such insurance Landlord will have the right to do so and to pay the premium therefor and in such event Tenant shall repay to Landlord the amount paid as premium, which repayment shall be collectible as additional rent payable on the first day of the next month following the said payment by Landlord.

16.4  Landlord Covenants to Insure

      Landlord covenants and agrees to insure and cause the Building to be kept insured to replacement value against all such risks as would be customary for a prudent owner to insure against; provided, however, that it is understood that Tenant shall contribute to the cost of such insurance as provided in this lease.

ARTICLE 17 - MORTGAGES AND SUBORDINATION

17.1  General Provisions
      This lease and all rights of Tenant hereunder shall be subject and subordinate at all times to any and all underlying leases, mortgages, hypothecs or deeds of trust affecting the Building and/or the Land which have been executed or which may at any time hereafter be executed, and any and all extensions and renewals thereof and substitutions therefor. Tenant agrees to execute any instrument or instruments which Landlord may deem necessary or desirable to evidence the subordination of this lease to any or all such leases, mortgages, hypothecs or deeds of trust. Any instrument to be signed by Tenant pursuant to this paragraph 17.1 shall be prepared at the expense of Landlord.

17.2  Landlord's Default under any Underlying Lease; Mortgage, Hypothec or Deed

      Tenant covenants and agrees that, if by reason of a default upon the part of Landlord as lessee under any underlying lease in the performance of any of the terms or provisions of such underlying lease or by reason of a default under any mortgage, hypothec or deed of trust to which this lease is subject or subordinate, Landlord's estate is terminated, it will attorn to the lessor under such underlying lease or the acquirer of the Building pursuant to any action taken under any such mortgage, hypothec or deed of trust, and will recognize such lessor or such acquirer, as Tenant's Landlord under this lease.

      Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this lease or to surrender possession of the Premises in the event any such proceeding to terminate the underlying lease is brought be the lessor under any such underlying lease or any such action is taken under any such mortgage, hypothec or deed of trust and agrees this lease shall not be affected in any way whatsoever by any such proceedings.

17.3  Request from Landlord to Tenant for Written Statement

      Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Landlord or of the lessor under any such underlying lease, or of the holder of any such mortgage, hypothec or deed of trust, any instrument which may be necessary or appropriate to evidence such attornment.

      Tenant will upon request of Landlord furnish to the lessor under any underlying lease and/or to each creditor under a mortgage, hypothec or deed of trust a written statement that this lease is in full force and effect and that Landlord has complied with all its obligations under this lease and any other reasonable written statement, document or estoppel certificate requested by any such creditor. Landlord shall, at its own expense, prepare any instrument which it wishes Tenant to sign pursuant to this paragraph 17.3.

17.4  Certificate from Tenant

      Tenant, at any time and from time to time, upon not less than 10 days prior written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, addressed to any prospective purchaser, ground or underlying lessor or mortgagee of the Building, a certificate of Tenant saying:

      (1) that Tenant has accepted the Premises, or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor;

      (2)   the commencement and expiration dates of this lease;

      (3) that this lease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications;

      (4) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this lease and, if so, specifying the same;

      (5) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this lease, and, if so, specifying the same;

      (6) the dates, if any, to which the rent and other charges under this lease have been paid; and

      (7) any other information which may reasonably be required by any such persons.

      It is intended that any such certificate of Tenant delivered pursuant to this Article 17.4 may be relied upon by any prospective purchaser, ground or underlying lessor or mortgagee of the Building.

17.5  Assignment by Landlord

      Landlord shall have the right to assign the lease or its right to rent and additional rent to a lending institution as collateral security for a loan, and in the event that such an assignment is given and executed by Landlord this lease shall not be cancelled or modified for any reason whatsoever, except as provided for, anticipated or permitted by the terms of this lease or by law without the consent in writing of such lending institution. Tenant agrees that it will, if and whenever required by Landlord, within 15 days of such written request forwarded to Tenant by registered mail consent to and become a party to any instrument or instruments permitting a mortgage, trust deed or charge to be placed on the Building or Premises or any part thereof as security for any indebtedness covered by the trust deed, mortgage or charge. Landlord is hereby irrevocably appointed and constituted Tenant's representative for the purpose of signing such document on behalf of Tenant.

ARTICLE 18 - EXPROPRIATION

18.1  General Provisions

      If the whole or any part of the Premises, or the whole of the Building, or so much thereof as shall in the opinion of the Landlord, render it commercially undesirable to continue operation of the Building, be expropriated, condemned or taken by any competent authority for any purpose whatsoever, Landlord shall have the right, at its discretion, to terminate this lease upon notice in writing to Tenant of at least 30 days. Tenant shall have no claim in damages or otherwise against Landlord relating to or arising out of the expropriation or condemnation, or arising out of the cancellation of this lease, nor shall Landlord be obliged to contest any expropriation proceedings.

ARTICLE 19 - WAIVER

19.1  General Provisions

      Failure of Landlord to insist upon strict performance of any of the covenants or conditions of this lease or to exercise any right or option herein contained shall not be construed as a waiver or relinquishment of any such covenant, condition, right or option, but the same shall remain in full force and effect. Tenant undertakes and agrees, and any person claiming to be a subtenant or assignee undertakes and agrees, that the acceptance by Landlord of any rent from any person other than Tenant shall not be construed as a recognition of any rights not herein expressly granted, or as a waiver of any of Landlord's rights, or as an admission that such person is, or as a consent that such person shall be deemed to be, a subtenant or assignee of this lease, irrespective of whether Tenant or said person claims that such person is a subtenant or assignee of this lease. Landlord may accept rent from any person occupying the Premises at any time without in any way waiving any right under this lease.

ARTICLE 20 - NOTICE AND DEMANDS

20.1  By Landlord to Tenant

      Any notice or demand given by Landlord to Tenant shall be deemed to be duly given when served upon Tenant personally, or when left upon the Premises, or when mailed, to Tenant at the address of the Premises on the third business day following such mailing.

20.2  Tenant's Domicile

      Tenant elects Domicle at the Premises for the purpose of service of all notices, writs of summons or other legal documents in any suit at law, action or proceeding which Landlord may take.

20.3  By Tenant to Landlord

      Any notice or demand given by Tenant to Landlord shall be deemed to be duly given when served upon Landlord personally or when mailed by registered mail to Landlord at the address designated by Landlord for purposes of payment of the rent hereunder on the third business day following such mailing.

20.4  Prior to Commencement Date

      Prior to Commencement Date of this lease, any notice or demand shall be deemed to be duly given by Landlord to Tenant when delivered personally to Tenant, or when mailed to Tenant at its principal place of business in the City of Halifax, or at its mailing address as made known by Tenant to Landlord.

ARTICLE 21 - LANDLORD AND TENANT

21.1  Definition of Landlord

      The term "Landlord", as used in this lease, means only the owner for the time being of the Building or the lessee of a lease of the whole Building, so that in the event of any sale or sales or transfer or transfers of the Building, or the making of any lease or leases thereof, or the sale of sales or the transfer or transfers or the assignment or assignments of any such lease or leases, Landlord shall be and hereby is relieved of all covenants and obligations of Landlord hereunder and its shall be deemed and construed without further agreement between the parties, or their successors in interest, or between the parties and the transferee or acquirer at any such sale, transfer or assignment, or lessee on the making of any such lease, that the transferee, acquirer or lessee has assumed and agreed to carry out any and all of the covenants and obligations of Landlord hereunder to Landlord's exoneration, and Tenant shall thereafter be bound to and shall attorn to such transferee, acquirer or lessee, as the case may be, as Landlord under this lease.

21.2  Tenant Partnership

      If Tenant shall be a partnership (hereafter referred to as the "Tenant Partnership"), each person who is presently a member of Tenant Partnership, and each person who becomes a member of any successor Tenant Partnership hereafter, shall be and continue to be liable for the full and complete performance of, and shall be and continue to be subject to, terms and provisions of this lease, whether or not he ceases to be a member of such Tenant Partnership or successor Tenant Partnership.

21.3  Relationship Between Landlord and Tenant

      It is understood and agreed that nothing contained in this lease nor in any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

ARTICLE 22 - BROKERAGE COMMISSION

22.1  General Provisions

      As part of the consideration for the granting of this lease, Tenant represents and warrants to Landlord that no broker or agent (other than any broker or agent authorized in writing by Landlord) negotiated or was instrumental in negotiating or consummating this lease. Any broker or agent of Tenant shall be paid by Tenant.

ARTICLE 23 - SECURITY

23.1  To Secure Payment of Rent

      Tenant covenants with Landlord to furnish the Premises with and maintain therein a sufficient quantity of furniture, fixtures and other effects to secure the payment of 6 months' rent.

ARTICLE 24 - EXPIRATION OF THE TERM OF THE LEASE

24.1  Tenant's Notice to Landlord

      Tenant shall give Landlord 9 months' written notice prior to the date of expiration of this lease of its intention to vacate the Premises, failing which Landlord may at its option given written notice to Tenant within a period of not less than 30 days before the date of expiration of this lease that this lease is renewed for a further period of 12 months from the said date of expiration under the same terms and conditions as herein set forth. If neither of the notices hereinabove described is given the present lease shall terminate IPSO FACTO and without or demand on the date stated in Article 4.1 of this lease and any continued occupation of the Premises by Tenant shall not have the effect of extending the period or of renewing the present lease for any period of time, the whole notwithstanding any provisions of law and Tenant shall be presumed to occupy the Premises against the will of Landlord who shall thereupon be entitled to make use of any and all remedies by law provided for the expulsion of Tenant and for damages, provided, however, that Landlord shall have the right at its option in the event of such continued occupation by Tenant to give to Tenant at any time written notice that Tenant may continue to occupy the Premises under a tenancy from month to month in consideration of a rental equal to that provided in Article 5.1 hereof plus 50% thereof, payable monthly and in advance and otherwise under the same terms and conditions as are herein set forth.

24.2  Tenant's Credit Rating

      Landlord shall have the right at its sole option and discretion to refuse any renewal of this lease where Tenant's credit rating is not at least as good at the time of such renewal as it was at the commencement of the term of this lease; the obligations to prove such credit rating to the entire satisfaction of Landlord at either or both of such times, to be incumbent on Tenant.

ARTICLE 25 - FORCE MAJEURE

25.1  General Provisions

      Save for Tenant's monetary obligations, neither Landlord nor Tenant shall be liable for failure to perform any of its obligations hereunder, or for damages or loss to the other party if such failure, damage or loss is caused by Acts of God or of the Queen's enemies, fire or other casualty, war, disaster, riots, lockouts, FORCE MAJEURE, CAS FORTUIT or any similar circumstance, or circumstances attributable to the other party or other emergency or cause beyond the reasonable control of either party.

ARTICLE 26 - GOVERNING LAW

26.1  General Provisions

      This lease shall be construed and governed by the laws of the Province of Nova Scotia. Should any provisions of this lease and/or of its conditions be illegal or not enforceable under the laws of such Province it or they shall be considered severable and the lease and its conditions shall remain in force and be binding upon the parties as though the said provision or provisions had never been included.

ARTICLE 27 - PRIOR AGREEMENTS

27.1  General Provisions

      Tenant acknowledges that the execution of this lease shall constitute a conclusive presumption that all agreements and representations of every kind whatsoever, written or oral, previously entered into or made by the parties hereto or their agents, shall be solely those set forth in this date.

27.2  Amendments of Lease

      This lease may not be amended save by written instrument duly executed by both Landlord and Tenant and the acceptance by Landlord of any plan, drawing, specification and/or notice and/or the consent of Landlord to any such plan, drawing, specification and/or notice, shall not be deemed to be an amendment to this lease without the express written undertaking and consent of Landlord that such acceptance and/or consent is to constitute an amendment.

ARTICLE 28 - RULES AND REGULATIONS

28.1  Acts to Injure Premises or Persons

      Tenant shall not perform any acts or carry on any practices which may injure the Premises or be a nuisance or menace to other tenants, or make or permit any improper noises in the Building and shall forthwith upon request by Landlord discontinue all acts or practices in violations of this clause and repair any damage or injury to the Premises caused thereby.

28.2  Preservation of Good Order and Cleanliness

      Tenant shall not cause unnecessary labour by reason of carelessness and indifference to the preservation of good order and cleanliness in the Premises and in the Building.

28.3  Animals

      No animals shall be brought or kept in or about the Building.

28.4  Canvassing

      Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall co-operate to prevent the same.

28.5  Sidewalks, Entries, Passages, Elevators, etc.

      The sidewalks, entries, passages, elevators and staircases shall not be obstructed or used by Tenant or its clerks, servants, agents, visitors or licensees for any other purpose than ingress to and egress from the offices. Nothing shall be thrown by Tenant, its clerk, servants, agents, visitors or licensees, out of the windows or doors, or into the entries, passages, elevators or staircases of the Building. Landlord reserves entire control of the sidewalks, entries, elevators, staircases, or corridors and passages which are not expressly included within this lease, and shall have the right to make such repairs, replacements, alterations, additions, decorations and improvements and to place such signs and appliances therein, as it may deem advisable, provided that ingress to and egress from the Premises is not unduly impaired thereby.

28.6  Advertising

      Landlord shall have the right to prohibit any advertising of or by Tenant, which in its opinion, tends to impair the reputation of the Building or its desirability as a building for offices or for financial, insurance and other institutions and businesses of a like nature. Upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

28.7  Signs or Advertisements on the Building

      No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except on the directories and doors of offices, and then only of such size, color and style as Landlord shall determine and approve.

28.8 Selling Articles or Carrying on Business other than that specifically Provided for in lease

      Tenant shall not sell or permit the sale at retail, of newspapers, magazines, periodicals, theatre tickets, or such articles as are customarily sold in tobacco shops, soda fountains or lunch counters, or any other goods, wares or merchandise whatsoever, in or from Premises. Tenant shall not carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of the occupants of any other portion of the Building, or the business of a public barber shop or a manicuring or chiropodist business, or any business other than that specifically provided for in this lease.

28.9  Workmen for Repairs

      The workmen of Landlord must be employed by Tenant at Tenant's expense for lettering, interior moving and other similar work that may be done on the Premises.

28.10 Care of Premises

      Tenant shall not mark,  paint,  drill into or in any way deface the walls,
ceilings,   partitions,   floors,  wood,  stone  or  iron  work,  or  any  other
appurtenance to the Premises.

28.11 Window Shades

      Tenant shall not install window shades of any color other than the typical colors from time to time approved by Landlord. Tenant shall not install curtains or venetian blinds without the approval of Landlord. Tenant shall submit plans to Landlord for prior approval before installing curtains or blinds in the Premises.

28.12 Washrooms

      The water and wash closets and urinals shall not be used for any other purpose than the purposes for which they were respectively constructed, and the expense of any breakage, stoppage or damage resulting from a violation of this rule by Tenant or its clerks, agents, servants, visitors or licensees, shall be borne by Tenant.

28.13 Apparatus Requiring Permit

      If any apparatus used or installed by Tenant requires a permit as a condition for installation, Tenant must file such permit with Landlord.

28.14 Entering Building After Normal Office Hours

      Landlord shall have the right to determine the business hours for the Premises. Until such time as Landlord may determine to the contrary, such business hours shall be between the hours of 7:00 A.M. and 6:00 P.M. on business days and between the hours of 7:00 A.M. and 12:00 noon on Saturdays. All persons entering and leaving the Building at any time other than within such business hours shall register in the books kept by Landlord at or near the night entrance. Landlord will have the right to prevent any person from entering or leaving the Building except during such business hours unless provided with a key to the Premises to which such person seeks entrance, or a pass issued and signed by Tenant upon the letterhead of Tenant and countersigned by Landlord. Any persons found the Building at times other than such business ours without such keys or passes will be subject to the surveillance of the employees and agents of Landlord. This rule is made for the protection of Tenant, but Landlord shall be under responsibility for failure to enforce it.

28.15 Safes and Heavy Equipment

      Landlord shall have power to prescribe the weight and position of safes and other heavy equipment, which shall be placed and stand on such plant strips or skids as Landlord may prescribe, to distribute the weight properly. All damage done to the Building by taking in or moving out a safe or any other article of Tenant's equipment, or due to its being on the Premises, shall be repaired at the expense of Tenant. The moving of safes shall occur only during such hours as Landlord may from time to time establish and upon previous notice to Landlord, and the persons employed to move the safes in and out of the building must be acceptable to Landlord. Safes will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the building or carried in the elevators, except during hours approved by Landlord.

28.16 Rules and Regulations for Security of Building

      Tenant agrees to observe all reasonable rules and regulations regarding the security and protection of the Building and Tenants thereof including without limitation the right of Landlord to search the person of and/or any article carried by any person entering or leaving the building.

28.17 Further Rules and Regulations

      Tenant covenants that the rules and regulations hereinabove stipulated, and such other and further rules and regulations as Landlord may make and communicate to Tenant, being its judgment needful for the reputation, safety, care or cleanliness of the Building and Premises, or the operation, maintenance or protection of the Building and its equipment, or the comfort of the tenants, shall be faithfully observed and performed by Tenant, and by its clerks, servants, agents, visitors and licensees. Landlord shall have the right to change said rules and to waive in writing, or otherwise, any or all of the said rules in respect to any one or more tenants, and Landlord shall not be responsible to Tenant for the non-observance or violation of any of said rules and regulations by any other tenant or other person. The provisions of the rules and regulations shall not be deemed to limit any covenant or provision of this lease to be performed or fulfilled by Tenant.

28.18 Access to Loading Area

      Landlord shall be entitled to control access to the truck loading area.

28.19 Keys

      Landlord shall furnish Tenant, free of charge, with two keys for each corridor door entering the Premises, and additional keys will be furnished at a charge by Landlord equal to its cost, plus 15%, on an order signed by Tenant or Tenant's authorized representative. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises without Landlord's written permission, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Landlord. Upon termination of this lease, or any renewal thereof, Tenant shall surrender to Landlord all keys for the Premises and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

28.20 Graphics

      Landlord shall provide and install, at Tenant's expense, all letters or numbers on doors to the Premises; all such letters and numbers shall be in the building standard graphics, and no others shall be used or permitted on the Premises. In addition, Landlord shall maintain a directory board in the lobby of the Building and provide reasonable identification of Tenant at Tenant's expense.

28.21 Environmental

      (1) Tenant agrees that all activities conducted on the Premises during the term of this lease will comply with any and all laws, regulations and ordinances relating to environmental matters and the protection of the environment or other safety and health concerns including, without restriction, the storage, handling, disposal, discharge and or removal of any hazardous, nuclear or toxic waste, substance or material. Tenant agrees to indemnify and hold Landlord harmless from and against any loss, cost, damage or expense arising out of or attributable to the failure of Tenant to comply with its obligations under this paragraph 28.21.

      (2) Landlord will have the right to inspect the Premises at all reasonable times to determine Tenant's compliance with its obligations under this Article 28.21 and if Tenant fails to meet any of its obligations hereunder Landlord may perform, at Tenant's expense, any lawful actions necessary to redress such default.

      (3) If, on termination of this lease Tenant is in default of any of its obligations under this Article 28.21 Landlord may, at its option, extend the term of this lease for such period of time as may be reasonable to cure such default, in which event this lease shall remain in full force and effect until such default has been cured.

      (4) If Tenant's business includes in any way the storage, handling, disposal, discharge and/or removal of any hazardous, nuclear or toxic waste, substance or material, Tenant's liability insurance as provided for in Article 16.2 shall specifically insure against its obligations under this Article 28.21.

ARTICLE 29 - DEFAULT BY TENANT

29.1  Events of Default

      Each of the following events (hereinafter called an "Event of Default") shall be a default hereunder by tenant and a breach of this lease:

      (1) if Tenant shall violate any covenant or agreement providing for the payment of rent, including increased rent, or additional rent and such violation shall continue for 5 days;

      (2) if Tenant shall assign, transfer, encumber, sublet or permit the use of the Premises by others except in a manner herein permitted;

      (3) if Tenant shall be adjudicated a bankrupt or make any general assignment for the benefit of creditors or take or attempt to take the benefit of any insolvency or bankruptcy legislation;

      (4) if a receiver or trustee shall be appointed for the property of Tenant or any part thereof;

      (5) if any execution be issued pursuant to a judgment rendered against Tenant;

      (6) save where otherwise permitted hereunder if any person other than Tenant has or exercises the right to manage or control the Premises, any part thereof, or any of the business carried on herein other than subject to the direct and full supervision and control of Tenant;

      (7) if Tenant shall be in default in fulfilling any of the other covenants and conditions of this lease and such default shall continue for 15 days after written notice thereof from Landlord to Tenant.

29.2  Continuance of any Event of Default

      During the continuance of any such Event of Default, Landlord may, at its option, give to Tenant a written notice of its intention to terminate this lease, and the term hereof shall expire at noon upon the fifth day following the date upon which such notice is given as fully and completely as if that day were the date fixed for the expiration of the term without the necessity of further notice or legal process whatsoever, provided always, however, that Tenant shall remain liable to pay all amounts and damages then due or to become due, including the liquidated damages as hereinafter provided. Tenant upon such a termination of this lease shall thereupon quit and surrender the Premises to Landlord or if not in possession shall no longer have any right to possession of the Premises. Landlord, its agents and servants, may immediately, or at any time thereafter, re-enter the Premises and dispossess Tenant, and remove any and all persons and any or all property therefrom, either by summary dispossession proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to prosecution or damages therefor.

      Tenant specifically acknowledges that without prejudice to any other right or remedy Landlord may, after the giving of the notice and the expiration of the 5 day notice period hereinabove referred to, cease to furnish any services hereunder and without limiting the foregoing may terminate or interrupt electrical service to the Premises.

29.3  Payment of Monies in Event of Default

      In any of the foregoing cases Tenant shall pay any and all monies payable under this lease up to and including the day of such termination or re-entry, whichever shall be the later.

      In addition there shall immediately become due and payable in one lump sum as liquidated damages and not a penalty the aggregate rental for a period of one year, being the estimated time required for re-leasing the Premises or, if less than one year remains of the term hereof, the aggregate of rental for the unexpired portion of the term.

29.4  The exercise of any Right of Landlord

      The exercise by Landlord of any right it may have hereunder or by law shall not preclude the exercise by Landlord of any other right it may have hereunder or by law.

29.5  No waiver by Landlord

      Failure of Landlord to insist upon the performance of any covenant or condition of this lease or to exercise any right or option contained in this lease shall not be construed as a waiver or relinquishment of any such covenant, condition, right or option. No violation of any covenant or condition of this lease shall be valid unless in writing and signed by duly authorized persons on behalf of Landlord. The acceptance of rent from or the performance of any obligation by a person other than Tenant shall not be construed as an admission by Landlord or any right, title or interest of such person as sub-tenant, assignee, transferee or otherwise in the place of Tenant.

29.6  Landlord's Right to enter Premises

      Tenant further covenants and agrees that, on Landlord becoming entitled to re-enter upon the Premises under any of the provisions in this lease, Landlord, in addition to all other rights, shall have the right to enter the Premises as agent of Tenant, either by force or otherwise, without being liable for damages or loss therefore and to relet the Premises as the agent of Tenant, and to receive the rent therefor and, as the agent of Tenant, to take possession of any furniture or other property on the Premises and to sell the same at public or private sale without notice and to apply the proceeds of such sale and any rent derived form reletting the Premises upon account of the rent under this lease and Tenant shall be liable to Landlord for the deficiency, if any.

29.7  No Limitation on Right to Distrain

      Tenant waives and renounces the benefit of any present or future statute taking away or limiting Landlord's right to distress and covenants and agrees that notwithstanding any such statute none of the goods and chattels of Tenant on the Premises at any time during the term shall be exempt from levy by distress for rent or any other charges; all goods and chattels brought by Tenant onto the Premises shall be the unencumbered property of Tenant and they shall not be subjected to any claim or other encumbrance at any time without the written consent of Landlord. If Tenant shall leave the Premises leaving any rent or other amounts owing under this lease unpaid, Landlord, in addition to any other available remedy, may seize and sell the goods and chattels of Tenant at any place to which Tenant or other person may have removed them in t he same manner as if such goods and chattels have remained and been distrained upon the Premises. Notwithstanding the provision of this paragraph 29.1 (7) and paragraph 23.1, Tenant shall have the right to grant the charges on its furniture and equipment which have priority over the Landlord's right to distrain as security for financing to lenders who are at arms' length with the Tenant.

ARTICLE 30 - MISCELLANEOUS

30.1  Captions

      The captions and headings appearing in this lease have been inserted as a matter of convenience and for reference only and, in no way define, limit or enlarge the scope of meaning of this lease, nor of any provision hereof.

30.2  No Registration

      Tenant covenants that it will not register this lease or any notice thereof except in a form which shall be acceptable to the Landlord.

30.3  Tenant's Acceptance of lease

      Tenant hereby accepts this lease of the above described Premises to be held by it as Tenant subject tot he covenants, conditions and restrictions above and in the Schedules attached hereto set forth.

30.4  Successors and Assigns

      AND IT IS AGREED, that the provisions hereof shall be binding upon and enure to the benefit of the successors, legal representatives and assigns of the parties, except as may be hereinabove otherwise provided, and if there is more than one tenant, the covenants herein contained on the part of Tenant shall be construed as being several as well as joint, and where necessary, the singular number shall be taken to include the plural, and the neuter, the masculine and/or the feminine gender.

30.5  Early Occupancy

      Notwithstanding the provisions of Articles 4.1 and 5.1, Tenant may occupy the Premises prior to the Commencement Date subject to the following provisions:

      (1) For the period from the commencement of occupancy to December 31, 1996, Tenant shall not be required to pay rent under Article 5.1, Real Estate Taxes under Article 5.3 or Operating Expenses under
            Article 5.4 other than actual cost of electricity and cleaning for the Premises which Tenant shall pay and Tenant shall otherwise be subject to the terms of this lease; and

      (2) For the period from January 1, 1997 to the Commencement Date, Tenant shall pay to Landlord the amount of $11,000 per month, payable in advance on the first day of each month without set-off, compensation or reduction whatsoever, which amount shall be inclusive of rent under Article 5.1, Real Estate Taxes under Article 5.3 and Operating Expenses under Article 5.4 and Tenant shall otherwise be subject to the terms of this lease.

30.6  Leasehold Improvements

      The parties agree that the Premises are being delivered by Landlord to Tenant in their condition "as is" on the Commencement Date of the term and Tenant shall be responsible for all leasehold improvements which shall include, without limitation, all of construction costs, construction management costs, engineering costs, all design/specification/plan preparation costs and all telephone and data cabling costs. Landlord and Tenant agree that any and all alternations, repairs, changes, additions or improvements to the Premises beyond those specified in Schedule "D" shall at all items constitute Tenant improvement for which Tenant shall assume full responsibility.

30.7  Leasehold Improvement Allowance

      Landlord agrees to pay to Tenant a leasehold improvement allowance computed at the rate of $8.00 per square foot or rentable area of the Premises payable on the due execution of this lease by Tenant.

30.8  Parking

      Landlord agrees to make available to Tenant during the initial term of this lease up to 6 parking spaces in the parking garage forming part of the Building at the monthly rate of $70 per parking space and up to 20 additional parking spaces at the monthly rental rate in the parking Garage prevailing from time to time. Landlord agrees to make available to Tenant during the renewal term up to 26 parking spaces in the parking garage forming part of the Building at the monthly rental rate in the parking garage prevailing from time to time.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed and signed these presents as of the day and year first above written.

      SIGNED, SEALED & DELIVERED
      in the presence of:

                                              PURDY'S WHARF DEVELOPMENT LIMITED

      /s/ Martha Zimmerman                    Per: /s/ Marilyn Brownell
      --------------------------------            ------------------------------
      Witness

                                              Per: /s/ John W. Lindsay, Jr.
                                                  ------------------------------


      /s/ Richard K. Jones                    MENTOR NETWORKS INC.
      ---------------------------------
      Witness
                                              Per: /s/ William Ring
                                                  ------------------------------



                                              Per: /s/ Phillip Read
                                                  ------------------------------

                                  SCHEDULE "A"

BLOCK 1A

ALL that certain block of land and land covered by water on the northeastern side of Upper Water Street in the City of Halifax, Province of Nova Scotia shown as Block - 1A on a plan (Servant, Dunbrack, McKenzie & MacDonald Limited Plan Number 14-309-0) of survey of Blocks 1A, 2A, 4A and 5, Resubdivision of Blocks 1, 2 and 4 and Lot P, Lands and Lands Covered by Water Conveyed to Purdy's Wharf Development Limited, City of Halifax and The Great-West Life Assurance Company signed by Terrance R. Doogue, N.S.L.S.
dated April 27th, 1987 and described as follows:

BEGINNING on the northeastern official street line of Upper Water Street at a point distant 1,211.55 feet on a bearing of N 19(degree) 16' 15" W from Nova Scotia Coordinate Monument Number 4819;

THENCE N 49(degree) 46' 23" W, 109.26 feet along the northeastern official street line of Upper Water Street to a southern corner of Block - 2A;

THENCE N 43(degree) 07' 13" E, 190.36 feet along a southeastern boundary of BlocK - 2A to an eastern corner thereof;

THENCE N 46(degree) 52' 47" W, 83.33 feet along a northeastern boundary of Block
- 2A to an angle therein;

THENCE N 43(degree) 07' 13" E, 130.44 feet along a southeastern boundary of BlocK - 2A to an angle therein;

THENCE N 88(degree) 07' 13" E, 52.84 feet along a southern boundary of Block - 2A to an angle therein;

THENCE S 46(degree) 52' 47" - E, 137.21 feet along a southwestern boundary of BloCK - 2A to its intersection with the northwestern boundary of Block S;

THENCE S 48(degree) 14' 10" W, 109.76 feet along the northwestern boundary of BloCK S to an angle therein;

THENCE S 41(degree) 42' 49" E, 49.46 feet along the southwestern boundary of BlocK S to an angle therein;

THENCE S 48(degree) 17' 06" W, 239.85 feet along the northwestern boundary of BloCK S to the place of beginning.

CONTAINING 52,142 square feet.

ALL bearings are Nova Scotia Coordinate Survey System Grid Bearings and are referred to Central Meridian, 64(degree) 30' West.

A southeastern portion of the above described Lot 1A as shown on the above referred to plan being subject to View Plane No. 2 restrictions, as defined by the Zoning By-law of the City of Halifax.

SUBJECT also to Easement P lying across the southern portion of the above described Block 1A as shown and mathematically delineated on the above referred to plan and containing an area of 1,119 square feet. Said Easement P being the subject of an Agreement recorded at the Registry of Deeds Office for the County of Halifax in Book 4043 at Page 151.

EXCEPTING and reserving out of the foregoing Block 1A that portion thereof described as Parcel C and more particularly described as follows:

ALL that certain parcel of land on the northeastern side of Upper Water Street in the City of Halifax, Province of Nova Scotia Shown as Parcel - C on a plan (Servant, Dunbrack, McKenzie & MacDonald Ltd. Plan No. 14-453-0) of survey of Blocks 2B and 2C and Parcels - A, B and C, Subdivision of Block 2A and Portions of Blocks 1A & 3, Lands Conveyed to The Great-West Life Assurance Company and 123715 Canada Limited signed by Terrance R. Doogue, N.S.L.S. dated September 1st, 1989 and described as follow:

BEGINNING on the northeastern official street line of Upper Water Street at a southern corner of Parcel - B;

THENCE N 43(degree) 07' 13" E, 10.00 feet along the southeastern boundary of Parcel - B to a western corner of Remaining Portion of Block - 1A lands as conveyed to The Great-West Life Assurance Company and 123715 Canada Limited by Indenture recorded at the Registry of Deeds for the County of Halifax in Book 3706 at Page 762 (Portion thereof);

THENCE S 03(degree) 19' 50" E, 13.78 feet along the western boundary of Remaining Portion of Block - 1A to its intersection with the northeastern boundary of Upper Water Street;

THENCE N 49(degree) 46' 23" W, 10.00 feet along the northeastern boundary of UppeR Water Street to the place of beginning.

CONTAINING 50 square feet.

ALL bearings are Nova Scotia Coordinate Survey System Grid Bearings and are referred to Central Meridian, 64(degree) 30' West.

THE above described Parcel - C being part of Block 1A as shown on the above referred to plan.


BLOCK 3 AND SPATIAL ELEMENT SE-3A

ALL that certain block of land on the northeastern side of a Service Road of the Cogswell Street Interchange in the City of Halifax, Province of Nova Scotia, shown as Block 3 on a plan (Servant, Dunbrack, McKenzie & MacDonald Limited Plan Number 12-131-A) of survey of Blocks 1 to 4 inclusive, Lot C-l and Parcel S Lands and Lands Covered by Water, Acquired by Purdy Brothers Limited and City of Halifax, signed by Roy A. Dunbrack, N.S.L.S. dated November 10, 1982 and described as follows:

BEGINNING on the official city street line (confirmed by City Council October 14, 1982) of the Service Road at the most southern corner of Lot C-l,

THENCE N 43(degree) 07' 13" E, 300.72 feet along the southeastern boundary of Lot C-l to the most western corner of Block 4;

THENCE S 46(degree) 52' 47" E, 158.0 feet along the southwestern boundary of BlocK 4 to an angle therein;

THENCE S 01(degree) 52' 47" E, 35.83 feet along the western boundary of Block 4 tO A northwestern boundary of Block 2;

THENCE S 43(degree) 07' 13" W, 295. 24 feet along said boundary of Block 2 to the curved official city street line (confirmed by City Council October 14, 1982) of the Service Road;

THENCE northwesterly on a curve to the right which as a radius of 1,189.77 feet for a distance of 88.45 feet along said official city street line to a point of curvature thereon;

THENCE N 39(degree) 40' 45" W, 96.01 feet along the aforementioned official city street line to the place of beginning".

CONTAINING a total area of 56,837 square feet, comprised of 37,657 square feet more or less of land area and 19,180 square feet more or less of land covered by water.

ALL bearings are Nova Scotia Coordinate Survey System Grid Bearings and are referred to Central Meridian, 64(degree) 30' West.

ALL that certain volume of space, overlying Block 3, on the northeastern side of a Service Road of the Cogswell Street Interchange in the City of Halifax, Province of Nova Scotia, designated as Spatial Element SE-3A. Said Spatial Element SE-3A being bounded, by horizontal planes having geodetic elevations of
146.50 feet and 196.50 feet and by vertical planes which are coincident with the boundaries of Block 3 as said Block 3 is shown on a plan (Servant, Dunbrack, McKenzie & MacDonald Limited Plan Number 12-131-A) of survey of Blocks 1 to 4 inclusive, Lot C-l and Parcel S Lands and Lands Covered by Water, Acquired by Purdy Brothers Limited and City of Halifax, signed by Roy A. Dunbrack, N.S.L.S. dated November 10, 1982 and described as follows:

BEGINNING on the official city street line (confirmed by City Council October 14, 1982) of the Service Road at the most southern corner of Lot C-l;

THENCE N 43(degree) 07' 13" E, 300.72 feet along the southeastern boundary of Lot C-l to the most western corner of Block 4;

THENCE S 46(degree) 52' 47" E, 158.0 feet along the southwestern boundary of BlocK 4 to an angle therein;

THENCE S 01(degree) 52' 47" E, 35.83 feet along the western boundary of Block 4 tO A northwestern boundary of Block 2;

THENCE 5 43(degree) 07' 13" W, 295.24 feet along said boundary of Block 2 to the curved official city street line (confirmed by City Council October 14, 1982) of the Service Road;

THENCE northwesterly on a curve to the right which has a radius of 1,189.77 feet for a distance of 88.45 feet along said official city street line to a point of curvature thereon;

THENCE N 39(degree) 40' 45" W, 96.01 feet along the aforementioned official city street line to the place of beginning.

SAID Block 3 containing a total area of 56,837 square feet, comprised of 37,657 square feet more or less of land area and 19,180 square feet more or less of land covered by water.

ALL bearings are Nova Scotia Coordinate Survey System Grid Bearings and are referred to Central Meridian, 64(degree) 30' West.

ALL elevations are geodetic elevations plus 100 feet, derived from monuments of the Nova Scotia Coordinate Survey System.

EXCEPTING and reserving out of the foregoing Block 3 and Spatial Element SE-3A that portion thereof described as Parcel A and more particularly described as follows:

ALL that certain parcel of land on the northeastern side of Upper Water Street in the City of Halifax, Province of Nova Scotia shown as Parcel - A on a plan (Servant, Dunbrack, McKenzie & MacDonald Ltd. Plan No. 14-453-0) of survey of Blocks 2B and 2C and Parcels - A, B and C, Subdivision of Block 2A and Portions of Blocks 1A & 3, Lands Conveyed to The Great-West Life ASSURANCE Company and 123715 Canada Limited signed by Terrance R. Doogue, N.S.L.S. dated September 1st, 1989 and described as follows:

BEGINNING on the curved northeastern official street line of Upper Water Street at a western corner of Parcel - B lands as conveyed to The Great-West Life Assurance Company by indenture recorded at the Registry of Deeds for the County of Halifax in Book 3833 at Page 621;

THENCE northwesterly on a curve to the right which has a radius of 1,189.77 feet for a distance of 10.00 feet along the curved northeastern official street line of Upper Water Street to the southern corner Remaining Portion of Block - 3 lands as conveyed to The Great-West Life Assurance Company by Indenture recorded at the Registry of Deeds for the County of Halifax in Book 3833 at Page 621;

THENCE N 89 42' 40" E, 13.74 feet along the southern boundary of Remaining Portion of Block - 3 to its intersection with the northwestern boundary of the aforementioned Parcel - B;

THENCE S 43 07' 13" W, 10.00 feet along the northwestern boundary of Block - B to the place of beginning.

CONTAINING 50 square feet.

ALL bearings are Nova Scotia Coordinate Survey System Grid Bearings and are referred to Central Meridian, 64 30' West.

THE above described Parcel - A being part of Block 3 and Spatial Element SE-3A as shown on the above referred to plan.

                                  SCHEDULE "B"

                            PURDY'S WHARF DEVELOPMENT
                              HALIFAX, NOVA SCOTIA



                                      GRAPH




                             TOWER 1 6th FLOOR PLAN

                                  SCHEDULE "C"

      The method of measuring office building rentable area shall be that developed by the Building Owners and Managers Association International and published in their booklet "Standard Method for Measuring Floor area in Office Building" reprinted May 1981.

      Rentable area is a measure of the tenants pro rata portion of the entire office floor, excluding elements of the building that penetrate the floor to area below. The rentable area of a floor is fixed for the life of the building and is not affected by changes in corridor sizes or configurations.

      The rentable area of a floor is computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls excluding any major penetrations of the floor. No deductions are made of columns and projections necessary to the building. Dominant portion means that portion of the inside finished surface of the permanent outer building wall which is 50% or more of the vertical floor-to-ceiling dimension measured at the dominant portion. If the dominant portion is not vertical, the measurement for area shall be to the inside finished surface of the permanent outer building wall where it intersects the finished floor. In the subject building the dominant portion is the inside surface of the exterior windows.

      PROPORTION FORMULA

                              A     =     net rentable area of tenant

                              B     =     net rentable area of
                                          Tower 1 and Xerox Building

                             Proportion is    A
                                          ---------
                                            95% of B

                                  SCHEDULE "D"

                      BUILDING STANDARD INSTALLATION SCHEDULE

1.    LIGHTING

      One 20" x 60" recessed fluorescent light fixture is provided at as per an 8 foot centre line spacing located on a standard ceiling grid. Any installation of the light fixtures shall be at the Lessee's expense.

2.    HEATING AND AIR-CONDITIONING SERVICES

      Each floor is air-conditioned by a separate recirculation type variable air volume unit located in the core area. The air is introduced through lighting troffers. Perimeter and interior areas are divided into zones, each with automatic controls.

      The perimeter of each floor is heated by hot water radiation, with continuous cabinets. One thermostat is provided on average for each bay to automatically control perimeter space conditions. Interior space is provided with one thermostat for each 2,000 square feet of area to control the variable air volume boxes and maintain proper temperature.

      The installation of interior heating, ventilation and air-conditioning services and any relocation of exterior wall heating, ventilation and air-conditioning services to accommodate lessee's partition requirements or any special requirement such as exhaust for printing machines, air circulation for boardrooms, computer rooms, or reception areas shall be at lessee's expense.

3.    SPRINKLER SYSTEM

      The Building is fully sprinklered according to standards of the Nova Scotia Fire Marshall and the Fire Department of the City of Halifax. Should changes be required to the Building Standard system due to the Lessee's partition layout, then the changes and/or additional sprinklers shall be at the Lessee's expense.

4.    ELECTRICAL SERVICE

      Electrical power is provided or Lessee's electrical service requirements at junction boxes within the suspended ceiling on each floor.

5.    TELEPHONE SERVICE

      Conduit to receive telephone circuits will be provided from each bay to the central core of each floor.

6.    TOILET ROOMS

      One Men's and one Women's toilet room are provided on each floor, fully furnished and fixtured according to Building Standards. Any additional plumbing shall be at the Lessee's expense.

7.    DEMISING WALLS AND ENTRANCE DOORS

      Demising Walls and Partitions are not provided on a single tenant floor. On multiple tenant floors, demising walls and corridor walls are to be provided in Building Standard drywall and steel stud construction, to underside of slab with sound baffle. A Building Standard, full height, wood grain, solid core entrance door plus hardware is provided.

8.    FLOORING

      Smooth finish concrete floor.

THIS INDENTURE made as of the 29th day of  April , 1997

AMONG:

                    MENTOR NETWORKS INCORPORATED,
                    a body corporate, incorporated under the laws of Canada ("Mentor") and its wholly owned subsidiary
                    HIGH  PERFORMANCE  GROUP (CANADA)
                    INCORPORATED,
                    a body corporate continued under the laws of the Province of Nova Scotia ("HPG"), together, the "Companies"

                                           OF THE FIRST PART

                    - and -

                    NOVA SCOTIA BUSINESS
                    DEVELOPMENT
                    CORPORATION, A Crown Corporation
                    of the Province of Nova Scotia
                    ("NSBDC")

                                          OF THE SECOND PART

                        - and -

                     PURDY'S WHARF DEVELOPMENT
                     LIMITED, a body corporate under the
                     laws of the province of nova scotia
                     ("NSBDC")

                                           OF THE THIRD PART


WHEREAS:

A NSBDC has entered into financing agreements with the Companies (the "Financing Agreements") under the terms of which NSBDC agreed, subject to certain conditions, to advance loans to the Companies ("NSBDC Loans");

B The Companies have agreed to execute this Indenture as additional security for the payment of the NSBDC Loans;

C By a Lease made between the Landlord and Mentor as tenant (the "Lease") the Landlord leased to Mentor the 6th floor of its building know as Purdy's Wharf Tower I located at 1959 Upper Water Street, Halifax, Nova Scotia which is outlined in red on Schedule "B" annexed to the Lease (the Premises");

D     HPG is also utilizing the Premises through arrangements with Mentor;

E It was a condition of the advance by NSBDC of the NSBDC Loans that the Lease be on terms satisfactory to NSBDC and, that this Indenture be executed and delivered to NSBDC.

      NOW THEREFORE THIS INDENTURE WITNESSETH that for and in consideration of the foregoing, and also in consideration of the sum of One Dollar ($1.00) now paid by NSBDC to each of the Companies and the Landlord, the receipt and sufficiency whereof is hereby acknowledged by each of the Companies and Landlord, the parties hereto agree, each with the other, as follows:

I.    SUBLEASE

1.1 The Companies hereby demise and sublet to NSBDC all of their right, title and interest in and to the Premises, and in and to the Lease, save and except only the last day of the Lease, PROVIDED ALWAYS, that this sublease shall be null and void if the Companies pay or cause to be paid all sums, whether for principal, interest or otherwise due and owing on the NSBDC Loans.

II.   COMPANIES' COVENANTS

2.1   The Companies covenant with NSBDC as follows:

      (a) they have the right to convey their interest in and to the Premises and the Lease, as conveyed herein, to NSBDC;

      (b)   they have a good leasehold title to the Premises;

      (c)   they shall have quiet possession of the Premises but if:

            (i) either of the Companies defaults in payment of the NSBDC Loans in accordance with their terms; or

            (ii) either of the Companies  fails to observe or perform any of its covenants in favor of NSBDC,  however arising,

            then, on the happening of either one of the foregoing events, NSBDC shall have quiet possession of the Premises, free from all encumbrances, subject only to the terms, covenants and conditions of the Lease;

      (d) they will execute such further assurances of the Premises and of the Lease as NSBDC may reasonably require;

      (e) they have done no act to encumber the Premises or their interest in the Lease;

      (f) they will not, while any amounts remain unpaid under the NSBDC Loans, assign the Lease;

      (g) the Lease is a valid and subsisting Lease and they have done no act or omitted to do any act whereby the Lease has become in any way impaired or invalid;

      (h) they will comply with all covenants, provisos and conditions contained in the Lease, including payment of the rent reserved thereunder, and will do no act or be guilty of any default which shall or may cause the Lease to be forfeited or terminated;

      (i) NSBDC, upon becoming aware that either of the Companies is in default under the Lease, may pay any monies for rent or otherwise that may be due under the Lease, and may perform or cause to be performed any covenant thereunder or otherwise rectify and make good any default committed by the Companies under the Lease, and any monies so paid or costs, charges or expenses sustained by NSBDC pursuant thereto, shall bear interest at the rate of 15% per annum until paid;

      (j) they will promptly pay, as and when due, all taxes, rates, levies, charges and other impositions that may be rated or charged against their interest in the Premises as a tenant under the Lease;

      (k) they shall stand possessed of the last day of the term of the Lease upon trust for NSBDC, to assign and dispose thereof as NSBDC may direct, and upon any sale or sales of the interest of the Companies under the Lease, NSBDC may, for the purposes of vesting the said day or any such term or any renewal thereof in any purchaser or purchasers thereof entitled, by deed in writing convey the interest of the Companies as tenant under the Lease, including the said last day of the term, and the Companies hereby irrevocably appoint NSBDC as their attorney to do so.

III.  Landlord's Consent

3.1 The Landlord acknowledges and consents to the execution and delivery of this Indenture by the Companies and covenants and agrees with NSBDC that it will, at the same time it gives a written notice to either of the Companies pursuant to Section 29.2 of the Lease, give a copy of the notice to NSBDC and, if NSBDC remedies the default giving rise to the giving of such notice prior to the effective time of termination of the Lease, the Lease shall not terminate and at NSBDC's option, either the Companies may remain in possession of the Premises or NSBDC and/or its receiver may take possession of the Premises under the terms of the Lease and the Landlord will not, subject to compliance with the requirements of Article 11 of the Lease, unreasonably withhold its consent to the assignment of the Lease to a third party by NSBDC and/or its receiver in realizing on its security including the security constituted by this Agreement.

3.2 The Landlord agrees that except for NSBDC's right to remedy any default in accordance with paragraph 3.1 hereof and to realize upon the security constituted hereby that NSBDC shall not be liable for any failure of the Companies to comply with any covenant or obligation herein contained.

3.3 Nothing contained in this Agreement shall be construed as a waiver by the Landlord of any of the Landlord's rights under the Lease.

IV.   GENERAL

4.1 This Indenture shall enure to the benefit of and be binding on each of the Companies, NSBDC and the Landlord and their respective successors and assigns.

4.2   Time shall be the essence of this Indenture.

4.3   This  Indenture  shall be  governed  by the laws of the  Province  of Nova
      Scotia.

      IN WITNESS WHEREOF the parties hereto have properly executed this Indenture on the day and year first above written.

SIGNED SEALED AND DELIVERED             MENTOR NETWORKS
in the presence:                        INCORPORATED


/s/ Phillip Read                        Per: /s/ William Ring
Witness
                                        HIGH PERFORMANCE GROUP
                                        (CANADA) INCORPORATED


/s/ Phillip Read                        Per: /s/ William Ring
Witness
                                        PURDY'S WHARF DEVELOPMENT
                                        LIMITED


/s/ Martha Zimmerman                    PER: /s/ John R. Lindsay Jr.
Witness
                                        NOVA SCOTIA BUSINESS
                                        DEVELOPMENT CORPORATION


/s/ Zandra Worthen                      PER: /s/ Donald A. Leaf
Witness                                      /s/ Douglas Giannon

CANADA
PROVINCE OF NOVA SCOTIA

      On this 29th day of April, A.D. 1997, before me, the subscriber personally came and appeared Phillip Read, a subscribing witness to the foregoing Indenture, who, having been by me duly sworn, made oath and said that High Performance Group (Canada) Incorporated, one of the parties thereto, caused the same to be executed in its name and on its behalf and its corporate seal to be thereunto affixed by its proper officers in his presence. ~



       /s/ Richard K. Jones
       A Commissioner of the
       Court of Nova Scotia

CANADA
PROVINCE OF NOVA SCOTIA

      On this 23rd day of June, A.D. 1997, before me, the subscriber personally came and appeared Martha Zimmerman, a subscribing witness to the foregoing Indenture, who, having been by me duly sworn, made oath and said that Purdy's Wharf Development Limited, one of the parties thereto, caused the same to be executed in its name and on its behalf and its corporate seal to be thereunto affixed by its proper officers in her presence. ~



       /s/ George A. Caines
       A Commissioner of the
       Court of Nova Scotia

CANADA
PROVINCE OF NOVA SCOTIA

       On this 29th day of April, A.D. 1997, before me, the subscriber personally came and appeared Phillip Read, a subscribing witness to the foregoing Indenture, who, having been by me duly sworn, made oath and said that Mentor Networks Incorporated, one of the parties thereto, caused the same to be executed in its name and on its behalf and its corporate seal to be thereunto affixed by its proper officers in his presence.

       /s/ Richard K. Jones
       A Commissioner of the
       Court of Nova Scotia

CANADA
PROVINCE OF NOVA SCOTIA

      On this 4th day of June, A.D. 1997, before me, the subscriber personally came and appeared Zandra Worthen, a subscribing witness to the foregoing Indenture, who, having been by me duly sworn, made oath and said that Nova Scotia Business Development Corporation, one of the parties thereto, caused the same to be executed in its name and on its behalf and its corporate seal to be thereunto affixed by its proper officers in her presence. ~



       /s/ Diana E. Saxby
       A Commissioner of the
       Court of Nova Scotia

PURDYS WHARF
DEVELOPMENT LIMITED
PHASE I

                                     INVOICE

   HST REGISTRATION NUMBER                                       AUGUST 28, 1998
   R137130340
                                                                 INVOICE #980920
MENTOR NETWORKS INC.
600 - 1959 UPPER WATER STREET
HALIFAX, NS B3J 3N2

ATTENTION: PHIL READ

                               1998/99 REALTY TAX

YOUR PROPORTIONATE SHARE OF REALTY TAXES FOR THE PERIOD APRIL 1, 1998 TO MARCH 31, 1999 AS PER ATTACHED TAX ASSESSMENT PREPARED BY CHARLES HARDY APPRAISALS (NOVA SCOTIA) LIMITED.

TOTAL 1998/99 REALTY TAXES                                        $987,324.05

**TENANT PROPORTIONATE SHARE                                           6.241%

TOTAL REALTY TAXES DUE                                           $  61,618.66
LESS: TAXES PREVIOUSLY BILLED                                      {29,705.26}
                                                                    ---------
SUBTOTAL BEFORE HST                                              $  31,913.40
  5% HST                                                             4,787.01
                                                                    ---------

1998/99 REALTY TAXES DUE                                         $  36,700.41
                                                                 ============

                         PAYMENT DUE SEPTEMBER 18, 1998

**BASED ON SQUARE FOOTAGE OCCUPIED 19,365/310,288 S.F.

       PLEASE DIRECT ANY INQUIRIES TO ALISON MACKINNON 902-496-3038



Suite 305, Xerox Building,  1949 Upper Water Street Halifax Nova Scotia, B3J 3N3
Tel: (902) 421-1122 Fax: 423-1894

PURDY'S WHARF
DEVELOPMENT LIMITED
PHASE I

                                     INVOICE
July 6, 1998

                                                               HST #: R137130340

                                                               INVOICE #: 980656
MENTOR NETWORKS
600 - 1959 UPPER WATER STREET
HALIFAX, NS B3J 3N2


WORK ORDER #   DATE        REQUEST                LIGHTS   MATERIAL   UNIT COST  COST

98-06-13554   01/04/98  RPLC LIGHTS - RECEPTION   2        F40CW/SS   $1.60     $3.20

                                                                      Total     $3.20
                                                                      HST       $0.48
                                                                                -----
                                                            INVOICE TOTAL       $3.68
                                                                                -----















                                DUE UPON RECEIPT

      ANY INQUIRIES SHOULD BE ADDRESSED TO ALISON MACKINNON 421-1122

Suite 305, Xerox Building,  1949 Upper Water Street Halifax Nova Scotia, B3J 3N3
Tel: (902) 421-1122 Fax: 423-1894

PURDY'S WHARF
DEVELOPMENT LIMITED
PHASE I

                                     INVOICE

   HST REGISTRATION NUMBER                                       INVOICE #9806EX
   R137130340
                                                                   JULY 13, 1998
MENTOR NETWORKS INC.
600 - 1959 UPPER WATER STREET
HALIFAX, NS B3J 3N2

For electricity consumed in excess of the allowable consumption for the period March 31, 1998 - June 30, 1998 as per Section 7.1.3(A) of the standard lease.

                 Allowable    Allowable      Actual       Actual
                   Demand    Consumption     Demand    Consumption
PERIOD              K.W.        K.W.H.        K.W.        K.W.H.       COST
------           ---------   -----------     ------    -----------     ----

Mar 31 - Apr 30     44.6        11,490        41.4        14,400      $  119.12
Apr 30 - May 29     44.6        11,107        39.6        14,040          99.45
May 29 - Jun 30     44.6        12,256        39.6        15,210         100.58
                                                                         ------
                                          Pretax                      $  319.15
                                          Invoice
                                          15% H.S.T.                      47.87
                                                                         -------
                                          TOTAL                       $  367.02
                                          INVOICE                     ==========



Allowable Kilowatt consumption per sq. ft. = 19,365 x 2.3/1,000 + 44.6 Allowable Kilowatt consumption per day = 44.6 x 60 hrs./7 days = 383

                                DUE UPON RECEIPT

       PLEASE DIRECT ANY INQUIRIES TO ALISON MACKINNON 496-3038



Suite 305, Xerox Building,  1949 Upper Water Street Halifax Nova Scotia, B3J 3N3
Tel: (902) 421-1122 Fax: 423-1894